                               MEMBERSHIP INTEREST
                               PURCHASE AGREEMENT

                                      AMONG

                                    JBS S.A.,

                       NATIONAL BEEF PACKING COMPANY, LLC,

                                       AND

         U.S. PREMIUM BEEF, LLC; FRENCH BASIN LAND AND CATTLE CO., LLC;
   TKK INVESTMENTS, LLC; S-B ENTERPRISES V, LLC; TMKCO, LLC; JOHN R. MILLER;
                    TIMOTHY M. KLEIN AND NBPCO HOLDINGS, LLC

                          DATED AS OF FEBRUARY 29, 2008

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                        i                       SIGNATURE COPY

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                       ii                       SIGNATURE COPY

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBITS

Exhibit A.........Defined Terms
Exhibit B.........Sellers' National Interests
Exhibit C.........[RESERVED]
Exhibit D.........Amended and Restated National Limited Liability Company Agreement
Exhibit E.........Assignment of National Interests
Exhibit F.........[RESERVED]
Exhibit G.........Cattle Purchase and Sale Agreement
Exhibit H.........Management Agreement
Exhibit I.........Permitted Transactions

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                  INTRODUCTION

         This  MEMBERSHIP  INTEREST  PURCHASE  AGREEMENT  (this  "Agreement") is entered  into as of  February  29,  2008,  by and among JBS  S.A.,  a  Brazilian sociedade  anonima  ("Buyer"),  National Beef Packing  Company,  LLC, a Delaware
limited  liability  company  ("National"),  and (i) U.S.  Premium  Beef,  LLC, a
Delaware limited liability  company ("USPB");  (ii) French Basin Land and Cattle
Co.,  LLC,  a  Utah  limited  liability  company  ("French  Basin");  (iii)  TKK
Investments,  LLC,  a  Missouri  limited  liability  company  ("TKK");  (iv) S-B
Enterprises V, LLC, a Utah limited liability company ("S-B");  (v) TMKCo, LLC, a
Missouri limited liability  company ("TMK");  (vi) John R. Miller, an individual
("Miller");  (vii) Timothy M. Klein, an individual  ("Klein");  and (viii) NBPCO
Holdings, LLC, a South Dakota limited liability company ("NBPCO").  USPB, French
Basin,  TKK, S-B, TMK,  Miller,  Klein,  and NBPCO are each at times referred to herein as a "Seller," and  collectively  as the "Sellers."  Buyer,  National and
Sellers are referred to individually as a "Party" and collectively herein as the
"Parties."  Unless defined herein,  capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     WHEREAS,  Sellers in the  aggregate own all of the  outstanding  membership interests in National; and

     WHEREAS,  this  Agreement  contemplates  a  transaction  between  Buyer and
Sellers,  in which Sellers will sell to Buyer all of the outstanding  membership interests in National in return for cash and Buyer Stock (the "Sale").

     NOW,   THEREFORE,   in   consideration   of  the   Recitals,   the   mutual
representations,  warranties,  covenants, agreements and conditions contained in this  Agreement,  and in order to set forth the terms and conditions of the Sale of National Interests and the mode of carrying the same into effect, the Parties agree as follows:

                                   ARTICLE I

                              THE PURCHASE AND SALE

     1.1 Basic  Transaction.  On and subject to the terms and conditions of this
Agreement,  Buyer agrees to purchase  from each of the Sellers,  and each of the
Sellers agrees to sell to Buyer, his or its National Interests listed in Exhibit
B for the consideration specified below in this Article I.

     1.2 Purchase  Price.  Buyer agrees to pay to each Seller at the Closing the purchase  price of the National  Interests to be sold by each Seller based on an aggregate value of $560,000,000  for all of the issued and outstanding  National
Interests at the time of Closing.  (The aggregate  amount payable to all Sellers hereunder is referred to as the  "Purchase  Price";  the

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

amount payable to each Seller is sometimes  referred to herein as each "Seller's
Purchase  Price.") Buyer and Sellers  acknowledge and agree that certain Sellers other than USPB,  NBPCO,  TMK, TKK, and Klein,  will sell all of their  National
Interests  for cash in which case the amount in Exhibit B is the cash  amount to be paid to those Sellers at Closing.  NBPCO,  USPB, TMK, TKK and Klein each will sell  their  National  Interests  to Buyer for the  Seller's  Purchase  Price in
Exhibit B to be paid in cash and Buyer Stock in  proportion of 80% to be paid in cash and 20% to be paid in Buyer  Stock as provided  in Section  1.3;  provided,
however,   NBPCO  and  Buyer  anticipate  entering  into  a  separate  unrelated transaction  at or about the time of  execution  of this  Agreement  pursuant to which  Buyer will agree that NBPCO will  receive all cash and no Buyer Stock for
NBPCO's National Interests.

     1.3 Buyer  Stock.  The amount of Buyer Stock to be issued to Sellers  under
Section 1.2 will be  determined  as provided in this Section 1.3. The total U.S.
Dollar  value of the  Buyer  Stock to be  issued to  Sellers  from  Exhibit B is
$94,964,869  (referred  to as the "JBS Stock  Payment  Amount").  The "JBS Stock
Price"  shall be the volume  weighted  average of the closing per share price of
Buyer  Stock at the end of each  trading  day for  Buyer  Stock  on the  BOVESPA
Exchange  for the 20 most recent  trading  days prior to the  Closing,  with the share price each trading day, before averaging,  adjusted to U.S. Dollars by the
United States - Brazil currency exchange rate, as quoted by the average buy/sell rate for  Dollars/Reais  published by the Central Bank of Brazil on its SISBACEN under PTAX 800,  Option 5 the same day  closest to the end of the  trading  day, subject to Buyer's covenant in Section 5.21. The total number of shares of Buyer
Stock that will be issued to Sellers at the Closing  (the  "Sellers  JBS Stock")
shall be  obtained  by dividing  the JBS Stock  Payment  Amount by the JBS Stock
Price.  Each  Seller  will  receive a number of shares of JBS Stock equal to the
Sellers JBS Stock multiplied by the dollar amount of such Seller's JBS Stock set forth on Exhibit B and divided by the JBS Stock Payment  Amount.  Any fractional shares  resulting  from the  calculation  of the  Sellers  JBS Stock  under this
Section 1.3 shall be rounded up to the next whole share. Buyer shall deliver the
Sellers  JBS  Stock in  compliance  with  Section  4.7 at the  Closing,  through delivery to the custodian bank of the Buyer Stock the relevant Order of Transfer
Stocks  ("Ordem de Transfer encia de Acoes" or "OTA") duly executed by its legal representatives  evidencing  the Order to Transfer the Sellers JBS Stock to each of the Sellers  receiving  Buyer Stock as provided in Exhibit B, all of which is to effect the  registration  and ownership of the Sellers JBS Stock in the names and ownership of the applicable  Sellers listed in Exhibit B on an  unencumbered and freely tradable basis at the consummation of the Closing. If Buyer is unable to deliver  Sellers JBS Stock to Sellers at Closing as provided in this  Section
1.3, the Sellers  entitled to receive  Buyers Stock may demand to close provided the other conditions to Closing are met and be paid the JBS Stock Payment Amount in cash.

     1.4 Time and  Place of  Closing.  Unless  otherwise  agreed to by Buyer and
Sellers, the Closing will occur at 9:00 a.m. local time on the eleventh Business
Day after the date on which the  conditions  to Closing set forth in Section 6.1
(insofar as Section 6.1 relates to the  Antitrust  Laws of the United  States of
America and  applicable  foreign  jurisdictions)  is  satisfied or waived by the
Party entitled to do so (the "Clearance Date");  provided, that if on such date, all  conditions to the Closing (other than  conditions the  fulfillment of which are to occur at the Closing)  capable of  satisfaction  prior to the Closing are not then satisfied or waived by the Party entitled to do so (it being understood that the occurrence of the Closing shall remain subject to the  satisfaction  or waiver  of the  conditions  that  by  their  terms  are to be  satisfied  at the
Closing),

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then the Closing  shall occur on the fifth  Business Day after the date that all such  conditions  are  satisfied  or waived by the Party  entitled to do so. The
Closing shall take place at a location mutually agreed to by the Parties, but if there is no  agreement,  then at the offices of Blackwell  Sanders,  LLP at 4801
Main Street, Suite 1000, Kansas City, Missouri.  The date upon which the Closing actually occurs is referred to as the "Closing Date."

     1.5 Deliveries at the Closing. At the Closing:

          (a)  Sellers  will  deliver  to  Buyer  the  assignments  of  National
     Interests in Exhibit E below and the various certificates, instruments, and documents referred to in Section 6.2 To be delivered at the Closing;

          (b)  Buyer  will   deliver  to  Sellers  the   various   certificates,
     instruments,  and  documents  referred to in Section 6.3 To be delivered at the Closing; and

          (c) Buyer will deliver to each of the Sellers the payment specified in
     Sections 1.2 and 1.3.

     1.6  Mechanics of  Payments.  All cash  payments  under or pursuant to this
Agreement  shall be made by wire transfer of immediately  available funds to one or more  accounts  designated  by the payee  thereof  or by  certified  check if requested by the payee thereof.  All cash payments to Sellers as contemplated by
Section  1.2 shall be made only  after  delivery  to Buyer by such  Seller of an assignment of the applicable  National  Interests in the form attached hereto as
Exhibit E. All  payments of Buyer Stock shall be made by delivery of Buyer Stock at the Closing.

     1.7  Obligations  of  Sellers.  Unless  expressly  stated  otherwise,   any
liability  or  obligation  of the  Sellers  collectively  shall be  several  and apportioned to each Seller according to the Seller's portion.

     1.8  Supporting  Agreements.  Contemporaneously  with the execution of this
Agreement:

          (a) Buyer and NBPCO or NBPCO's affiliate, Beef Products, Inc. ("BPI"), shall enter into and deliver a Raw  Materials  Supply  Agreement  in a form acceptable to both of said Parties;

          (b) Buyer and USPB shall enter into and  deliver  the Cattle  Purchase and Sale Agreement attached as Exhibit G; and

          (c)  Buyer and Klein  shall  enter  into and  deliver  the  Management
     Agreement attached as Exhibit H;

provided,  that the  agreements  referenced  in this  Section  1.8  shall not be effective until the Closing Date.

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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     2.1 Authorization of Sellers.

          (a) Seller  Representations.  Each Seller  separately  represents  and warrants to Buyer,  severally and not jointly,  that the representations in this  Section  2.1 are true and correct as to that Seller as of the date of this  Agreement  and  as of  the  Closing  Time.  The  representations  and warranties in this Section 2.1 terminate 180 days after the Closing Date or upon the termination of this Agreement  pursuant to Section 7.1,  whichever is earlier.

          (b) Seller Authorization. Except as set forth in Section 2.1(e) below, such Seller has full power and authority to:

               (i) execute and deliver this Agreement;

               (ii) execute and deliver all other Transaction Documents to which
          Seller is or will be a party; and

               (iii) perform Seller's  obligations  under this Agreement and the
          Transaction Documents.

          (c) Execution and Performance of Transaction Documents. The execution, delivery and  performance by Seller of the  Transaction  Documents to which
     Seller  is a  party  do  not,  and  the  consummation  of the  contemplated transactions  will not,  subject  to  obtaining  the  Consents,  approvals, authorizations  and permits and making the filings described in Section 3.4 or as set forth on Sellers Disclosure Schedule 2.1:

               (i) violate, conflict with, or result in any breach of any of the terms,  conditions or provisions of Seller's  certificate of formation or operating agreement, in the case of an entity Seller;

               (ii)  except as set forth on  Sellers  Disclosure  Schedule  2.1, require a Consent or violate or result in any  violation or breach of, or  constitute a default  (with or without due notice or lapse of time or both) under, or give rise to any right of termination  under any of the terms, conditions or provisions of any material contract of Seller in existence as of the date of this Agreement; or

               (iii)  violate any order,  writ,  judgment,  injunction,  decree, statute, law, rule or regulation of any Governmental Entity applicable to  Seller  or by which  or to which  any  portion  of its  respective properties or assets is bound or subject.

          (d) Other Seller Action Not Necessary. Prior to or simultaneously with the execution and delivery of this  Agreement,  each entity  Seller,  other than USPB, has obtained  approval,  by the requisite number of its members, of  this  Agreement  and  the  Transaction  Documents,  and  no  additional authorization,  approval,  ratification  or other action is required by the members of any entity  Seller,  other than USPB,  in order to complete  the transactions

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     contemplated  by this Agreement.  Except as provided in Section 2.1(e),  no other  proceeding  or action on the part of Seller is  necessary to approve and authorize:

               (i)  Seller's  execution  and  delivery of any other  Transaction
          Document to which Seller is or will be a party; or

               (ii) the performance of Seller's obligations under this Agreement or the Transaction Documents.

          (e) USPB Member Approval.  The approval by the members of USPB of this
     Agreement and the contemplated transactions has not been obtained as of the date  this  Agreement  is  executed  and  will  be  undertaken  by  USPB in accordance with Section 5.14.

          (f) Binding and Enforceable Agreement of Seller. Except as provided in
     Section 2.1(e), this Agreement and all other Transaction Documents to which
     Sellers are parties  have been,  or will be at Closing,  duly  executed and delivered  by each  Seller  and  will  constitute  the  valid  and  binding agreements  of each Seller,  enforceable  against each Seller in accordance with their terms,  except as  enforceability  may be limited by bankruptcy,
     insolvency  or  other  laws  affecting   creditors'  rights  generally  and
     limitations on the availability of equitable remedies.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF NATIONAL

     Except as set forth in the National  Disclosure Schedule as contemplated by
Section 8.18(b),  National  represents and warrants to Buyer that the statements contained  in this  Article  III are  true  and  correct  as of the date of this
Agreement and, subject to supplementation and delivery to Buyer of any additions or  changes,  as of the  Closing  Time,  except  as  specifically  noted in each representation.

     3.1 National Representations and Warranties.

          (a)  Organization.  Each of National and its  Subsidiaries  is validly existing and in good standing under the laws of its respective jurisdiction
     of  incorporation,   organization  or  formation,  and  has  all  requisite
     organizational power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted.

          (b) Qualified, Good Standing. Each of National and its Subsidiaries is
     duly  qualified  to transact  business  and is in good  standing in each of those  jurisdictions set forth on National  Disclosure  Schedule 3.1, which constitute all of the  jurisdictions in which the nature of the business it is  conducting,  or the  operation,  ownership  or leasing of its assets or properties,  makes the qualification necessary, other than in jurisdictions where the failure to be so duly  qualified and in good  standing  would not have a Material Adverse Effect.

     3.2 Capital Structure of National.

          (a) Capital  Structure of National.  As of the date of this Agreement, the capital  structure  of National is as set forth on National  Disclosure
     Schedule 3.2(a).

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          (b) No Other  Voting  Rights.  Except  as  disclosed  on the  National
     Disclosure   Schedule  3.2(b),  no  bonds,   debentures,   notes  or  other
     instruments  or  evidence  of  indebtedness  having  the  right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the  holders of  National  Interests may vote are issued or outstanding.

          (c) Valid National Interests.  All outstanding  National Interests are validly  issued,  fully  paid and  non-assessable,  and were not  issued in violation of any preemptive or other similar rights.  Except as provided in
     National  Disclosure  Schedule  3.2(c),  as of the date of this  Agreement, there:

               (i) are no  National  Interests  or other  voting  securities  of
          National, issued or outstanding;

               (ii) are no securities of National or any  Subsidiary of National
          convertible   into,  or  exchangeable  or  exercisable  for,  National
          Interests or other voting  securities of National or any Subsidiary of
          National;

               (iii) is no option, warrant, call, preemptive right, subscription or other right, agreement, arrangement, understanding or commitment of any character,  relating to the issued or unissued National  Interests of National or any Subsidiary of National  obligating  National or any
          Subsidiary  of  National  to  issue,  transfer  or sell or cause to be issued,  transferred  or sold any  National  Interests or other equity interest in National or any  Subsidiary  of  National,  or  securities convertible  into or  exchangeable  for the  interests,  or obligating
          National or any Subsidiary of National to grant,  extend or enter into any option,  warrant, call,  subscription or other right,  commitment, arrangement or agreement; and

               (iv) Is no outstanding  contractual obligation of National or any
          Subsidiary of National to repurchase,  redeem or otherwise acquire any
          National  Interests  or other  equity  interests  in  National  or any
          Subsidiary  or Affiliate  of National or to provide  funds to make any investment (in the form of a loan, capital  contribution or otherwise)
          in any Subsidiary of National or any other Person.

     3.3 Capital Structure of Subsidiaries.

          (a) Capital  Structure.  Each of National's  Subsidiaries is listed on
     National  Disclosure  Schedule 3.3(a). The authorized equity and the issued and outstanding equity of each Subsidiary is listed on National  Disclosure
     Schedule 3.3(a).

          (b) National is Owner of All Subsidiaries' Equity. Except as disclosed on National Disclosure Schedule 3.3(b):

               (i) National  directly or indirectly is the beneficial and record owner of all issued and  outstanding  equity of each  Subsidiary,  and
          National's ownership is free and clear of all Liens;

               (ii) all  equity of each  Subsidiary  has been  duly and  validly authorized and issued and is fully paid and nonassessable;

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

               (iii) no equity of any Subsidiary has been issued in violation of any  preemptive or similar rights of any past or present equity holder of Subsidiary;

               (iv) no  amounts of equity of any  Subsidiary  are  reserved  for issuance,  and  there are no  contracts,  agreements,  commitments  or arrangements  obligating any Subsidiary to offer, sell, issue or grant any  equity  of,  or any  options,  warrants  or rights of any kind to acquire any equity of, or any securities that are convertible  into or exchangeable for any equity of the Subsidiary; and

               (v) National does not own, directly or indirectly, as of the date of this agreement, any capital stock of, or other voting securities or equity  interests in, any  corporation,  partnership,  joint  venture, association or other entity.

     3.4 Non-Contravention.

          (a)  Execution  and  Performance  of  Transaction  Documents.  To  the
     Knowledge of National, the execution,  delivery and performance by National of the  Transaction  Documents to which National is a party do not, and the
     consummation  of  the  contemplated   transactions  will  not,  subject  to
     obtaining the Consents,  approvals,  authorizations  and permits and making the  filings  described  in this  Section  3.4 Or as set forth on  National
     Disclosure Schedule 3.4(a):

               (i) violate, conflict with, or result in any breach of any of the terms, conditions or provisions of National's certificate of formation or limited liability  company agreement or operating  agreement or its
          Subsidiaries' respective certificates of incorporation or organization and bylaws or operating agreements, or similar documents;

               (ii)  except  for  Material   Contracts  set  forth  on  National
          Disclosure Schedule 3.9 with an asterisk, if any, require a consent or violate  or result in any  violation  or breach  of, or  constitute  a default  (with or without due notice or lapse of time or both)  under, or give rise to any right of termination,  with a material loss of any
          benefits  by  National  or  any  Subsidiary  of  National   under,  or
          acceleration  or  cancellation  of,  any of the terms,  conditions  or provisions  of any  Material  Contract in  existence as of the date of this agreement;

               (iii)  violate any order,  writ,  judgment,  injunction,  decree, statute, law, rule or regulation of any Governmental Entity applicable to  National  or any of its  Subsidiaries  or by which or to which any portion of their  respective  properties or assets is bound or subject where such violation would have a Material Adverse Effect; or

               (iv) result in the  creation or  imposition  of any Lien upon any properties or assets of National or any Subsidiary of National except, with  respect  to each of  clauses  (ii) and  (iii),  the  violations, conflicts,  breaches or defaults as would not have a Material  Adverse
          Effect.

          (b) Governmental  Consents.  To the Knowledge of National, no Consent,
     registration,  declaration  or  filing  with  any  Governmental  Entity  is required by  National or any of its  Subsidiaries  in  connection  with the execution,  delivery and  performance by National of this Agreement and the other  Transaction  Documents to which it is a party or the consummation by
     National of the contemplated transactions, except:

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          (i) the filing of a  notification  and  report  form by USPB under the
     Hart-Scott-Rodino  Antitrust Improvements Act of 1976, as amended (the "HSR
     Act"),  and the expiration or termination of the applicable  waiting period thereunder,  and  to  the  extent  that  such  may  be  applicable  to  the transactions  contemplated  under this  agreement,  clearances,  approvals,
     Consents or the  expiration of a waiting period under the Antitrust Laws of applicable foreign jurisdictions;

          (ii) the filings in connection  with any state or local Tax authority, if any;

          (iii)  the  filings  and  Consents  as  may  be  required   under  any
     environmental,  health  or  safety  law  or  regulation  pertaining  to any
     notification,   disclosure  or  required   approval   necessitated  by  the
     contemplated  transactions  in this  Agreement  and the  other  Transaction
     Documents to which National is a party;

          (iv)  the   other   Consents,   approvals,   orders,   authorizations,
     registrations,  declarations,  filings,  notices or permits  the failure of which to be obtained or made would not have a Material Adverse Effect; and

          (v) as disclosed in National Disclosure Schedule 3.4(b).

     3.5 Financial Statements.

          (a)  Delivery.  National  has  delivered  to Buyer or  otherwise  made available to Buyer  through  filings with the SEC the audited  consolidated balance  sheets and the related  consolidated  statements  of earnings,  of member's  equity  and of  cash  flows  of  National  and  its  consolidated
     Subsidiaries  for the fiscal years ended August 27, 2005,  August 26, 2006, and August 25, 2007 and the  unaudited  consolidated  balance sheet for the quarter ended November 24, 2007 (including the notes thereto),  accompanied by the  report  of KPMG,  independent  registered  public  accounting  firm
     (collectively, the "Financial Statements").

          (b) Prepared in Accordance  With GAAP.  The financial  statements  (in each case  including  the notes  thereto)  were prepared from the books and records of  National  (which are  accurate  and  complete  in all  material respects) and  materially  in accordance  with GAAP applied on a consistent basis during the periods involved,  except as may be indicated in the notes thereto  or in the  report  of KPMG.  To the  Knowledge  of  National,  the
     Financial  Statements fairly present, in all material respects,  the assets and liabilities and results of operations of National and its  consolidated
     Subsidiaries  as of the  respective  dates thereof and for the periods then ended  (subject in the case of unaudited  financial  statements,  to normal adjustments).

          (c)  No  Unreported  Liabilities.  Except  as  disclosed  in  National
     Disclosure Schedule 3.5(c), to the Knowledge of National,  National and its
     consolidated  Subsidiaries  do not have any  liability or obligation of any kind,  whether  absolute,  accrued,  asserted or unasserted,  contingent or otherwise,  required by GAAP to be set forth in a Financial Statement or in the notes, except liabilities, obligations or contingencies that:

               (i) have been incurred in the ordinary course of business;

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

               (ii) have  been  incurred  in  connection  with the  transactions contemplated by this Agreement;

               (iii) are  accrued or  reserved  against  in the  Latest  Balance
          Sheet; or

               (iv) would not be required to be presented  in unaudited  interim
          Financial  Statements prepared in conformity with GAAP or as otherwise noted in the notes to the Financial Statements or the report of KPMG.

          (d) Excludes Liability Subject to Other Sections.  Notwithstanding the
     foregoing,  the  representation  and warranty contained in this Section 3.5 shall not apply to (and shall  exclude)  any  liability  arising  out of or related  to facts,  events,  transactions,  or actions  or  inactions,  the category of which is the subject of another  representation or warranty set forth in this Article III,  whether or not the  existence of the  liability would constitute a breach or inaccuracy of such representation or warranty.
     (By way of example,  as to the foregoing  sentence,  pending and threatened litigation is addressed in the  representations  and  warranties in Section
     3.11 And therefore all pending and  threatened  litigation  (regardless  of whether the litigation is covered by the  representations and warranties in
     Section 3.11) Is  considered a "category"  for the purpose of the foregoing sentence.)

     3.6  Certain  Developments.  Except as  disclosed  in  National  Disclosure
Schedule  3.6,  other  than  pursuant  to  this  Agreement,  during  the  period commencing  on November 25, 2007 and expiring as of the date of this  Agreement,
National and its Subsidiaries have not:

          (a) sold,  leased,  assigned or transferred  any material asset or any material portion of its assets (other than dispositions of inventory in the ordinary course of business, dispositions of obsolete or worn out assets in the  ordinary  course of business,  dispositions  of assets which have been replaced with assets of equal or greater  value and utility,  collection of receivables in the ordinary  course of business and certain lease financing disclosed in National Disclosure Schedule 3.6(a));

          (b)  made  any  material  deviation  from  any  historical  accounting principle,  procedure  or  practice  followed  by  National  or  any of its
     Subsidiaries or in the method of applying any such principle,  procedure or practice;

          (c) made any  issuance,  sale or  disposition  of capital stock or any other  securities  or grant of any  options,  warrants  or other  rights to subscribe  for or purchase  any capital  stock or any other  securities  of
     National or any of its Subsidiaries;

          (d) made or  granted  any  bonus or any wage,  salary or  compensation increase  other than in the ordinary  course of business to any employee or independent contractor, except pursuant to the express terms of any written contract or agreement  which is described on National  Disclosure  Schedule
     3.9 or 3.12; or

          (e)  authorized  any of, or committed,  resolved or agreed to take any of, the  foregoing  actions,  or any action  that  would be  prohibited  by
     Section 5.1 if taken while this Agreement were in effect.

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     3.7 Real and Personal Property.

          (a) Title and Encumbrances.  National  Disclosure Schedule 3.7(a) sets forth as of the date of this Agreement a list of all real property owned in fee by National or its Subsidiaries material to the conduct of the business conducted  by National  ("Owned  Real  Property")  and the  existing  title insurance  polices and title reports given by a title insurance company for each owned real property ("Title Reports").  Except as provided in National
     Disclosure  3.7(a),  to National's  knowledge,  National or a Subsidiary of
     National  has, and will have on the Closing  Date,  the title in and to the
     Owned Real  Property as disclosed in the Title  Reports,  free and clear of all Liens other than Permitted Encumbrances.

          (b) Material Improvements. To the Knowledge of National, except as set forth on National Disclosure Schedule 3.7(b):

               (i) the material  improvements  on the Owned Real  Property  have access  to such  sewer,  water,  gas,  electric,  telephone  and other utilities as are  necessary to allow the business of National and each of its  Subsidiaries  operated  thereon to be operated in the ordinary course as  currently  operated  except  where the failure to have such access would not have a Material Adverse Effect; and

               (ii) the material improvements located on the Owned Real Property are in sufficiently good condition (except for ordinary wear and tear)
          to allow the business of National and its  Subsidiaries to be operated in the ordinary course as currently operated.

          (c)  Condemnation  Proceedings.   Except  as  set  forth  on  National
     Disclosure  Schedule  3.7(c),  as  of  the  date  of  this  Agreement,   no
     condemnation  proceeding  is  pending  or, to the  Knowledge  of  National, threatened,  which would preclude or materially impair the use of any Owned
     Real Property for the uses for which it is intended.

          (d) Restrictive Covenants Not Violated.  To National's Knowledge,  the
     current use of the Owned Real  Property by  National  and its  Subsidiaries
     does not violate in any material  respect any restrictive  covenants in the
     Title  Reports  that  affect  any of the  Owned  Real  Property,  where the violation is likely to have a Material Adverse Effect.

          (e) Real Property  Leases.  National  Disclosure  Schedule 3.7(e) sets forth a list of all material real property  leases to which National or any of its Subsidiaries is a party as of the date of this Agreement. Each lease set forth on  National  Disclosure  Schedule  3.7(e) is a valid and binding obligation of National or a Subsidiary of National  (subject to any of such leases  being  terminated  in  the  ordinary  course  of  business  and  in accordance  with the terms  thereof)  is in full force and  effect.  To the
     Knowledge of National,  neither National nor any of its Subsidiaries and no other  party,  is,  as of the date of this  Agreement,  in  default  in any material respect under any lease set forth on National  Disclosure Schedule
     3.7(e).  As of the date of this Agreement,  no  condemnation  proceeding is pending or, to the Knowledge of National,  threatened  by any  Governmental
     Authority in writing,  which would preclude or materially impair the use of any leased real  property on National  Disclosure  Schedule  3.7(e) for the uses for which it is intended,  except as noted in the National  Disclosure
     Schedule.

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          (f)  Personal  Property.  Except as set forth in  National  Disclosure
     Schedule 3.7(f),  National or its Subsidiaries  have good title to, or hold pursuant to valid and enforceable  leases, all the tangible  properties and assets of National and its Subsidiaries  (excluding Real Property) that are material to the conduct of the businesses of National and its Subsidiaries, with only the  exceptions as  constitute  Permitted  Encumbrances,  and the tangible  properties  and  assets  of  National  and its  Subsidiaries  are sufficient for the current conduct of National's businesses.

     3.8 Taxes.  Except as set forth on National Disclosure Schedule 3.8, and in all cases since August 6, 2003:

          (a) Filed and Paid.  All Tax  Returns  required to be filed by or with respect to National and its Subsidiaries have been filed when due. All such
     Tax Returns are true,  correct and complete in all respects.  All Taxes due and owing by National or its Subsidiaries (whether or not shown or required to be shown on any Tax  Return)  have been paid.  All Tax  withholding  and deposit  requirements  imposed  on or  with  respect  to  National  and its
     Subsidiaries have been satisfied in all respects. There are no Liens on any of  the  assets  of  National  or any of its  Subsidiaries  that  arose  in
     connection   with  any  failure  to  pay  any  Tax  other  than   Permitted
     Encumbrances.

          (b) No  Unpaid  Taxes in  Excess  of  Reserves.  The  unpaid  Taxes of
     National or its Subsidiaries:

               (i) do not exceed the reserve for Tax  Liability  for National or its  Subsidiaries,  as the case may be, on the  Latest  Balance  Sheet included  in the  Financial  Statements  (rather  than any reserve for deferred Taxes established to reflect timing differences  between book and Tax income), and

               (ii) will not exceed the reserve as  adjusted  for the passage of time through the Closing Date in  accordance  with the past custom and practice of National or its Subsidiaries, as the case may be.

          (c) No Arrangement Not Deductible  Under §  280G or 162(m).  There is
     no  contract,  agreement,  plan or  arrangement  covering  any Person that,
     individually  or  collectively,   as  a  consequence  of  the  transactions
     contemplated by this Agreement or otherwise, could give rise to the payment of any amount that would not be deductible by National or any Subsidiary of
     National as the case may be, by reason of:

               (i) Section 280G of the Code (or any  corresponding  provision of state, local or foreign tax law), or

               (ii) Section 162(m) of the Code (or any  corresponding  provision of state, local or foreign tax law).

          (d) No Waivers or  Extensions of Filing.  Neither  National nor any of
     its  Subsidiaries  has granted  (or is subject to) any waiver or  extension that is currently in effect of the period of limitations for the assessment or payment of any Tax or the filing of any Tax Return.

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          (e)  No  Unpaid  Assessments.   No  material  unpaid  Tax  assessment,
     deficiency  or  adjustment  has been  assessed  against or with  respect to
     National or any of its  Subsidiaries  by any  Governmental  Entity.  No Tax
     Return  concerning  or relating to  National or its  Subsidiaries  or their respective  operations  has been  audited or examined  by any  Governmental
     Entity for any period  beginning after August 31, 2003, nor is any audit or examination in process or pending, and neither National or its Subsidiaries have  been  notified  of any  (i)  request  for  such  an  audit  or  other examination,  or (ii) request for any  information  related to Tax matters.
     None of the  Sellers  or the  directors,  managers  and other  officers  of
     National or any of its  Subsidiaries  reasonably  expects any  Governmental
     Entity to assess any additional  Taxes for any period for which Tax returns have been filed.  Neither  National nor its  Subsidiaries is a party to any action or  proceeding  for  assessment  or  collection  of  Taxes.  Each of
     National and its  Subsidiaries  have made  available  to Buyer  correct and complete  copies of all income and other material Tax Returns,  examination reports and statements of deficiencies filed, assessed against or agreed to by National or its Subsidiaries, as the case may be, since August 31, 2003.

          (f) Partnership  Status. Each of National and each of its Subsidiaries has at all times  since its  formation  been  treated and taxed as either a partnership  or  disregarded  entity for United States  federal  income tax purposes.

          (g) No Tax Group.  Neither  National nor any of its  Subsidiaries  has
     ever been a member of a combined, consolidated, affiliated or unitary group for Tax filing  purposes,  other than the group in which it  currently is a member.

          (h) Amounts Accounted for in Periods.  Neither National nor any of its
     Subsidiaries  will be  required  to  include  any  amount of income for any taxable  period  ending  after the Closing  Date as a result of a change in accounting  method for any taxable  period  ending on or before the Closing
     Date or pursuant to any agreement with any Governmental Entity with respect to any taxable period,  and will not be required to make such an adjustment as a result of the transactions  contemplated by this Agreement,  and there is no  application  pending  with  any  Governmental  Authority  requesting permission  for  any  changes  in any of its  accounting  methods  for  Tax purposes.  Neither National nor any of its Subsidiaries will be required to include in any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting or otherwise.  No Governmental  Entity has proposed any such adjustment or change in accounting period.

          (i) No Unresolved  Governmental Tax Claims.  No written claim has ever been made by any Governmental  Entity in any jurisdiction in which National or any of its  Subsidiaries  do not file Tax Returns  that any Person is or may be is subject to  Taxation by that  jurisdiction  and that has not been resolved.

          (j) No Tax Agreements. Neither National nor any of its Subsidiaries is
     party to or has any obligation under any Tax sharing, Tax indemnity, or Tax allocation agreement.

          (k) No Closing Agreements, etc. National and its Subsidiaries will not be required to include any amount in taxable  income or exclude any item of deduction  or loss from taxable  income for any taxable  period (or portion thereof)  ending  after the  Closing  Date as a result of (a) any  "closing agreement"  as described in Section 7121 of the Code (or any

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     corresponding  or similar  provision of state,  local or foreign Income Tax law) executed on or prior to the Closing Date, (b) installment sale or open transaction  disposition  made on or prior to the Closing  Date, or (c) any prepaid amount received on or prior to the Closing Date.

          (l) No Tax Shelters or Reportable  Transactions.  Neither National nor
     its  Subsidiaries  has ever  participated  in a  "potentially  abusive  tax shelter"  transaction or a "reportable  transaction"  within the meaning of
     Treas.  Reg.  Section  1.6011-4 or any "tax shelter"  within the meaning of
     Section 6662 of the Code.

          (m) No Code Section 355 or 361 Transactions.  Neither National nor any
     of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended  to be  governed in whole or in part by Section 355 or Section 361 of the Code.

          (n) No CFC or PFIC Status. None of National's  Subsidiaries is, or has
     been since its incorporation,  a controlled foreign  corporation within the meaning of Section 957 of the Code or a passive foreign  investment company within the meaning of Section 1297 of the Code.

     3.9 Contracts and Commitments.

          (a) Material Contracts. National Disclosure Schedule 3.9(a) sets forth as of the date of this Agreement all current written Material  Contracts to which either National or any of its Subsidiaries is a party or by which any of them or their assets or  properties  are otherwise  bound.  Each written
     Material Contract is:

               (i) a legal,  valid and  binding  obligation  of  National or its
          Subsidiaries  and, to the  Knowledge of National,  a legal,  valid and binding obligation of each other party thereto; and

               (ii) to the Knowledge of National, is in full force and effect.

          (b) Other  Parties Have  Performed  Contracts.  Except as disclosed on
     National  Disclosure  Schedule 3.9(b), to the Knowledge of National,  as of
     the date of this Agreement,  each other party to the Material  Contracts is not  materially  in  default  under or in breach  of, nor in receipt of any claim of default or breach from  National  under,  any  Material  Contract.
     Except  as  disclosed  on  National  Disclosure  Schedule  3.9(b),  to  the
     Knowledge of National,  since August 6, 2003,  as to each current  Material
     Contract,  there has not occurred any event or events that,  with the lapse of time or the  giving of notice or both,  would  constitute  a default  by
     National or any of its Subsidiaries  thereunder,  except for those defaults that would not have a Material Adverse Effect.

     3.10 Proprietary Rights.

          (a) Registered Rights. National Disclosure Schedule 3.10(a) sets forth all of the statutorily  registered or issued Intellectual Property owned by
     National and its Subsidiaries as of the date of this Agreement.

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          (b) Rights to Use Intellectual Property. To the Knowledge of National,
     National and its  Subsidiaries  own, or are licensed or otherwise  have the right or  license  to use,  inventions  that are the  subject of the United
     States and foreign patents and applications thereto, registered trademarks,
     trademarks,   registered   service  marks,   service  marks,  trade  names,
     copyrights,  trade secrets and know-how (the "Intellectual  Property") used by National and its Subsidiaries in their  respective  businesses as of the date of this  Agreement,  except  where the  failure to so own,  license or otherwise have the right to use such Intellectual Property would not have a
     Material Adverse Effect.

          (c) No  Infringement.  Except  as  disclosed  on  National  Disclosure
     Schedule 3.10(c), to the Knowledge of National, the use of the Intellectual
     Property  by  National  and its  Subsidiaries  does  not  infringe  upon or misappropriate any Intellectual Property Rights of any other Person and, as of the date of this  Agreement  and since August 6, 2003,  National has not received  any demand,  claim or notice from any Person with  respect to the
     Intellectual  Property which  challenges  the validity of any  Intellectual
     Property.  As of the date of this Agreement,  to National's  knowledge,  no other  Person  is  infringing  upon or  misappropriating  any  Intellectual
     Property of National or any of its  Subsidiaries.  No  trademark or service mark  owned,  or to  National's  Knowledge  licensed,  by  National  or its
     Subsidiaries   is  involved  in  the  United  States  in  any   opposition,
     cancellation  or  equivalent  proceeding,  and,  as of  the  date  of  this
     Agreement, to National's Knowledge, no such action has been threatened.  No patent  owned  by  National  is  involved  in  the  United  States  in  any interference, reissue, reexamination or equivalent proceeding.

          (d) No  Licenses  Granted to Others.  Except as set forth on  National
     Disclosure Schedule 3.10(d), as of the date of this Agreement, National has not  granted  a  written  license  to any  Person  to use any  Intellectual
     Property other than licenses granted in the ordinary course of business.

     3.11 Litigation;  Proceedings.  Except as set forth on National  Disclosure
Schedule 3.11, to the Knowledge of National,  there is no pending claim, charge, complaint,  or grievance (as evidenced by a written notice or charging  document against National or its Subsidiaries  charging National or its Subsidiaries with a failure  to  comply  with a duty or  obligation  under an  Applicable  Law) or
action,  suit,  proceeding,   hearing,  or  arbitration  threatened  against  or
involving  National  or any of its  Subsidiaries,  whether  at law or in equity, whether  civil  or  criminal  in  nature  or  by or  before  any  arbitrator  or
Governmental Entity except the claims, charges, complaints, grievances, actions, suits,  proceedings,  hearings or  arbitrations  that, if resolved  adversely to
National or a Subsidiary of National,  would not have a Material Adverse Effect.
Except as set forth on National  Disclosure  Schedule  3.11, To the Knowledge of
National, as of the date of this Agreement, there are no investigations relating to National or any of its  Subsidiaries  pending or  threatened in writing by or before any arbitrator or any  Governmental  Entity,  except the  investigations, that, if resolved  adversely to National or a Subsidiary of National,  would not have a Material Adverse Effect.

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     3.12  U.S.  Employee  Benefit  Plans.  Except  as  set  forth  on  National
Disclosure Schedule 3.12:

          (a) No  Obligations  to  Contribute.  Neither  National nor any of its
     Subsidiaries  has any  current  unfunded  liability  or any  obligation  to contribute to:

               (i) any "multiemployer  plan" (as that term is defined in Section
          3(37) of ERISA);

               (ii) any plan or arrangement,  whether or not  terminated,  which provides  medical,  health,  life  insurance  or  other  welfare  type benefits  for  current  employees  or  current  or future  retired  or terminated  employees  (except for continued  medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law);

               (iii) any  employee  plan which is a "defined  benefit  plan" (as that term is  defined  in  Section  3(35) of  ERISA),  whether  or not terminated;

               (iv) any employee plan which is "defined  contribution  plan" (as that term is  defined  in  Section  3(34) of  ERISA),  whether  or not terminated; or

               (v) any bonus, incentive, deferred compensation, severance, stock option,  stock  appreciation  right,  stock purchase,  or other equity compensation,  change in control, employment, fringe benefit, or other material plan.

          (b)  Material  Compliance  With Code.  All plans set forth on National
     Disclosure Schedule 3.12 (other than any "multiemployer plan" as previously defined) shall be referred to this Agreement  collectively as the "Employee
     Benefit  Plans."  All  Employee  Benefit  Plans  (and  related  trusts  and insurance contracts)  materially comply in form and in operation with their terms and the applicable  requirements of ERISA and the Code, including the requirements  of Section  4980B of the Code.  Since  August 6,  2003,  with respect to each  Employee  Benefit  Plan,  all  contributions,  premiums or payments  which are due on or before the date of this  Agreement  have been paid to the Plan.  There is no accumulated  funding  deficiency  within the meaning of ERISA or the Code in  connection  with any defined  benefit plan
     (other  than  any  multiemployer  plan),  and no  "prohibited  transaction"
     (within the  meaning of Section 406 of ERISA and Section  4975 of the Code)
     for any Employee  Benefit  Plans,  and no reportable  event,  as defined in
     ERISA, has occurred in connection with the Employee Benefit Plans.

          (c) No Liability to PBGC. Neither National nor any of its Subsidiaries
     has incurred  any  liability to the Pension  Benefit  Guaranty  Corporation
     (other than for premiums not yet payable),  the Internal  Revenue  Service, any  multiemployer  plan or otherwise with respect to any employee  pension benefit plan or with respect to any employee pension benefit plan currently or previously  maintained by members of any  controlled  group of companies
     (as  defined in Section 414 of the Code) that  includes  National or any of its  Subsidiary  thereof  that  has not  been  satisfied  in  full,  and no condition  exists that  presents a material  risk to National or any of its
     Subsidiaries of incurring such a liability.

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          (d) No Actions Pending. As of the date of this Agreement,  no material action,  suit, or proceeding or investigation  with respect to the Employee
     Benefit Plans (other than routine claims for benefits) is pending.

          (e) No  Additional  Plans.  Except as  authorized by the terms of this
     Agreement (or Applicable Law),  National has no commitment,  whether formal or informal,  to create any additional  Employee Benefit Plan, to modify or terminate any employee  benefit  plan, or to maintain any employee  benefit plan for any period of time.

          (f) No  Severance  or  Accelerated  Vesting  or  Payments.  Except  as
     disclosed  pursuant  to  Section  3.12(g)  below,  the  execution  of,  and consummation  of the  transactions  contemplated by this Agreement will not
     (either  done alone or in  conjunction  with any other  action by  National prior to the Closing):

               (i) entitle any current or former  employee,  director,  officer, consultant,  independent  contractor,  contingent  worker,  or  leased employee (or any of dependents,  spouses or beneficiaries) of National to severance pay or any other similar payment; or

               (ii)  accelerate the time of payment or vesting,  or increase the amount of compensation due to the individual.

          (g)  Retention  Programs.  National is  instituting  a  retention  pay program for not more than 20 certain employees to be paid by National after the Closing in an amount not to exceed $6,165,000 and upon such other terms mutually acceptable to Buyer and NationaL.

     3.13 Securities Laws. Except as set forth on National  Disclosure  Schedule
3.13:

          (a)  National has filed with the SEC all  reports,  schedules,  forms, statements  and other  documents  required  to be filed with the SEC in the last 12 months (such  documents,  together with any documents  filed during such period by National to the SEC on a voluntary  basis on Current Reports on Form 8-K, the "National SEC Documents");

          (b) Each of the National SEC  documents,  as amended prior to the date of this  Agreement,  complied as to form in all material  respects with, to the  extent  in  effect  at the time of  filing,  the  requirements  of the
     Securities Act or the Exchange Act, as the case may be,  applicable to such
     National SEC  documents,  and none of the National SEC documents when filed or, if amended prior to the date hereof,  as of the date of such amendment, contained  any untrue  statement  of a material  fact or omitted to state a material fact  required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,  which individually or in the aggregate would require an amendment, supplement or correction to such National SEC documents;

          (c) National maintains  disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e)  and  15d-15(e))  to ensure that  material information  relating to National and its Subsidiaries is made known to its principal  executive officer and principal  financial officer.  Each of the financial statements  (including the related notes) of National included in the National SEC documents  complied at the time it was filed as to form in all

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     material  respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing;

          (d) Neither National nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture,  off-balance  sheet partnership or any similar contract or arrangement  (including any contract or arrangement relating to any transaction or relationship between or among
     National  and  any  of  its   Subsidiaries,   on  the  one  hand,  and  any
     unconsolidated Affiliate, including any structured finance, special purpose
     or  limited  purpose  entity  or  person,   on  the  other  hand),  or  any
     "off-balance  sheet  arrangement"  (as defined in Item 303(a) of Regulation
     S-K of the SEC),  where the result,  purpose or effect of such  contract or arrangement is to avoid disclosure of any material  transaction  involving, or  material  liabilities  of,  National  or  any of  its  Subsidiaries  in
     National's or such  Subsidiary's  published  financial  statements or other
     National SEC Documents; and

          (e) None of the  Subsidiaries  of National are, or have at any time in the last 12 months been,  subject to the reporting  requirements of Section
     13(a) or 15(d) of the Exchange Act.

     3.14 Compliance With Laws.

          (a) Compliance and Permits. Except as disclosed in National Disclosure
     Schedule  3.14,  to the  Knowledge  of  National,  each of National and its
     Subsidiaries since August 6, 2003:

               (i) has complied with, is in compliance with and has operated its business and maintained its assets in compliance  with, all Applicable
          Laws  except,  to the extent that any  noncompliance  would not have a
          Material Adverse Effect; and

               (ii) holds all permits, licenses, variances,  exemptions, orders,
          franchises  and  approvals  of  all  Governmental   Entities  used  or
          necessary  for  the  lawful  conduct  of its  respective  business  as presently conducted (the "National Permits"), except where the failure to hold any National permits would not have a Material Adverse Effect.
          The  National  Permits are valid and in full force and effect,  except for  those  the  failure  of which to be valid  and in full  force and effect would not have a Material Adverse Effect.  The National and its
          Subsidiaries  are in  compliance  with the terms of National  Permits, except where the failure to be in compliance would not have a Material
          Adverse Effect.

          (b)  Representations  Under Other Sections  Excluded.  Notwithstanding
     Section  3.14(a),  the  representation  and  warranty  contained in Section
     3.14(a) will not apply to (and will exclude) any  liability  arising out of or related to facts,  events,  transactions,  or actions or inactions,  the category of which is the subject of another  representation or warranty set forth in this Article III,  whether or not the  existence of the  liability would constitute a breach or inaccuracy of the  representation or warranty.
     (By way of example, as to the foregoing sentence, environmental matters are addressed  in the  representations  and  warranties  in  Section  3.15  And
     therefore   all   environmental   matters   (regardless   of  whether  such
     environmental  matters are covered by the representations and warranties in
     Section 3.15) are considered a "category" for the purposes of the foregoing sentence.)

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     3.15 Environmental Matters.

          (a)  To  National's  Knowledge,   except  as  set  forth  on  National
     Disclosure  Schedule  3.15(a)  which may include by reference the documents contained  in the data room,  the real  property  and  facilities  owned or leased and operated by National and its  Subsidiaries and the operations of
     National  and  its  Subsidiaries   thereon   currently  comply  with  those
     Environmental  Laws applicable to the real property and facilities owned or leased and operated by National and the operations of National except where noncompliance would not constitute a Material Adverse Effect.

          (b)  To  National's  Knowledge,   except  as  set  forth  on  National
     Disclosure Schedule 3.15(b), since the Initial Date:

               (i) no judicial or administrative proceedings are pending nor has a  Governmental  Agency or any person  threatened by written notice to bring a proceeding  against  National or any  Subsidiary  alleging the violation of any  Environmental  Law that applies to the real property and  facilities  owned or  leased  and  operated  by  National  or any
          Subsidiary that are reasonably likely to constitute a Material Adverse
          Effect; and

               (ii) no written  notice from any  Governmental  Authority  or any person has been  received by National  or any  Subsidiary  claiming or requiring under any  Environmental  Law any remediation or clean up as to any real  property  or  facility  owned or leased and  operated  by
          National or any Subsidiary,  the costs of which are reasonably  likely to constitute a Material Adverse Effect.

          (c) To  National's  Knowledge  and  except  as set  forth on  National
     Disclosure  Schedule 3.15(c),  since the Initial Date, all permits required to conduct the operations of National  pursuant to Environmental  Laws have been duly  obtained or  applications  for such permits have been made,  and
     National and each  Subsidiary is in compliance  with such permits except to the extent that  failure to obtain a permit or comply  with a permit  would not constitute a Material Adverse Effect.

          (d) To  National's  Knowledge  and  except  as set  forth on  National
     Disclosure  Schedule  3.15(d),  since the initial date neither National nor any of its  Subsidiaries  has stored,  disposed of, arranged for or allowed the  disposal  of,  transported  or  handled  any  Hazardous  Materials  in violation of  Environmental  Laws that would  result in a Material  Adverse
     Effect.

          (e) To  National's  Knowledge  and  except  as set  forth on  National
     Disclosure Schedule 3.15(e),  since the Initial Date as to real property or facilities now owned or leased and operated by National or any  Subsidiary,
     Hazardous  Materials  are not  present in a  condition  that  violates  any
     Environmental  Law  applicable  to  such  Hazardous  Material  and to  such property or facility  in a manner that would  result in a Material  Adverse
     Effect.

          (f) To National's Knowledge, Buyer has been given access to review all
     Phase I  Environmental  Site  Assessments  for real property and facilities owned or leased and operated by National and which were prepared  after the
     Initial Date in accordance with applicable ASTM Standards for Environmental
     Site Assessments.

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          (g)  To  National's  Knowledge,   except  as  set  forth  on  National
     Disclosure  Schedule 3.15(g),  since the Initial Date, neither National nor any Subsidiary has received any written  notification from any Governmental
     Entity directing National or such Subsidiary that:

               (i) it is a potentially responsible party under the Comprehensive
          Environmental  Response  Compensation  and  Liability  Act,  42 U.S.C.
          sections 9601 et. seq.; and

               (ii) any real  property or facility  owned or leased and operated by National or any Subsidiary  after the Initial Date is identified or proposed for listing as a federal National Priorities List pursuant to the Comprehensive  Environmental Response,  Compensation and Liability
          Act.

          (h)  To  National's  Knowledge,   except  as  set  forth  on  National
     Disclosure  Schedule 3.15(h),  since the Initial Date, neither National nor any  Subsidiary  has been  requested  to share in the costs of  upgrades or expansions of  publicly-owned  treatment  works beyond cost sharing that is reflected  in  wastewater  and  sewer  fees  charged  to  National  or  any
     Subsidiary for the treatment of wastewater by a publicly-owned works.

          (i)  "Environmental  Laws" means: (i) all currently  existing federal, state and local laws, statutes,  codes, ordinances,  rules, and regulations applicable to the real property and facilities owned or leased and operated by  National  or any  Subsidiary  and (ii) all  permits,  orders,  decrees, determinations,  judgments or binding  agreements  issued,  promulgated  or entered into by or between  National or a Subsidiary  and any  Governmental
     Authority  or issued by any  Governmental  Authority  to National or to any
     Subsidiary,  relating to pollution, the environment (including ambient air, surface water, groundwater,  land surface or subsurface strata) and natural resources  that  control  pollution  or that  protect the air,  water,  and surface and subsurface  land,  including laws and  regulations  relating to
     Releases  or  threatened  Releases of  Hazardous  Materials,  or  otherwise relating to the generation,  manufacture,  processing,  distribution,  use, treatment,  storage,  transport,  handling  of  or  exposure  to  Hazardous
     Materials.  Environmental  Laws  include  the  Comprehensive  Environmental
     Response,  Compensation  and Liability  Act, the Superfund  Amendments  and
     Reauthorization Act, the Resource  Conservation and Recovery Act, the Clean
     Air Act, the Federal Water  Pollution  Control Act, the Oil Pollution  Act,
     the Safe Drinking Water Act, the Hazardous Material Transportation Act, the
     Toxic  Substances  Control Act, and the Federal  Insecticide  Fungicide and
     Rodenticide Act.

          (j) "Hazardous  Materials" means any Hazardous  Substance as that term is defined at 42 U.S.C. 9601(14) and petroleum or any fraction thereof.

          (k) "Initial Date" means August 6, 2003,  provided that,  with respect to any Subsidiary of National that was acquired or formed by National after
     August 6, 2003,  the Initial  Date shall be the date such  entity  became a
     Subsidiary of National.

          (l)  "Release"  means any release as that term is defined at 42 U.S.C.
     9601(22).

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     3.16 Employees.

          (a)  Wage  and  Employment  Laws.  Except  as set  forth  on  National
     Disclosure  Schedule 3.16(a), to the Knowledge of National each of National and its  Subsidiaries  is in compliance  in all material  respects with all
     Applicable  Laws  relating  to  the  employment  of  personnel  and  labor,
     including   provisions   thereof   relating  to  wages  and  hours,   equal
     opportunity,  collective bargaining,  plant closing and mass layoff, health and safety, immigration and the payment of social security and other taxes, except  where  noncompliance  with any  Applicable  Law by  National or its
     Subsidiaries would not have a Material Adverse Effect.

          (b) Labor  Unions.  National Disclosure Schedule 3.16(b) lists each collective  bargaining  agreement  or other  collective  labor  contract or industrial  instrument to which National or any  Subsidiary is a party.  To the Knowledge of National all of the  collective  bargaining  agreements or other  collective  labor  contracts or industrial  instruments set forth on
     National Disclosure Schedule 3.16(b) have, since August 6, 2003, been duly ratified,  certified or approved by the parties having authority to ratify, certify or approve of the collective  agreements or other  collective labor contracts or industrial instruments.  To the Knowledge of National,  except for those unions which are parties to one or more of the listed  collective bargaining  agreements  or  as  otherwise  listed  on  National  Disclosure
     Schedule 3.16(b):

               (i) neither  National nor any  Subsidiary has agreed to recognize any union or other collective bargaining representative; and

               (ii)  as of the  date  of  this  Agreement,  no  union  or  other
          collective  bargaining   representative  has  been  certified  as  the
          exclusive bargaining representative of any of its employees.

All  employees  covered  by  the  collective   bargaining  agreements  or  other
collective  labor  contracts  or  industrial   instruments  listed  on  National
Disclosure  Schedule 3.16(b) are employees of National or its Subsidiaries as of the date of this Agreement.

          (c) No Strikes,  Proceedings  and  Complaints.  Except as set forth on
     National Disclosure Schedule 3.16(c), as of the date of this Agreement,  to
     National's Knowledge there are no pending (including current) or threatened in writing by a Governmental  Agency  against or affecting  National or any
     Subsidiary:

               (i)  labor  strikes,  slowdowns,   lockouts,   representation  or
          certification  campaigns,  or work stoppages with respect to employees of National or any  Subsidiary;

               (ii)  material  grievance  or  arbitration  proceedings,  written decisions,  letter agreements or settlement  agreements arising out of collective  bargaining  agreements to which National or any Subsidiary is a party;

               (iii)  material  unfair labor  practices or unfair labor practice charges or complaints  before the National  Labor  Relations  Board or
          other   Governmental   Authority   responsible  for  regulating  labor
          relations; or

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               (iv)  charges,   complaints  or  proceedings   before  the  Equal
          Employment  Opportunity  Commission,  Department of Labor or any other
          Governmental   Authority   responsible   for   regulating   employment
          practices.

          (d) No Plant  Closings and Layoffs.  Since August 6, 2003,  there have not been  any  plant  closings,  mass  layoffs  or  other  terminations  of employees of National or any Subsidiary  which would create any liabilities for National or any Subsidiary  under the Worker  Adjustment and Retraining
     Notification Act or similar Laws.

     3.17 No Brokers.  Except as disclosed in National Disclosure Schedule 3.17, no broker,  finder,  financial  advisor,  investment  banker or other  Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection  with the  transactions  contemplated by this Agreement based  upon  arrangements  made  by or on  behalf  of  National  or  any  of its
Subsidiaries.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as disclosed in the Buyer  Disclosure  Schedule,  as contemplated by
Section 8.18(e), Buyer represents and warrants to Sellers as follows:

     4.1 Organization and Power. Buyer is a corporation  validly existing and in good standing under the laws of its respective  jurisdiction  of  incorporation, and has all requisite  power and authority to carry on its business as now being conducted  and as  presently  proposed  to be  conducted  by it.  Buyer  is duly qualified or licensed to transact  business as a foreign  corporation  and is in good standing in each of those jurisdictions in which the nature of the business it is  conducting,  or the  operation,  ownership  or  leasing  of its assets or properties,  makes such qualification or licensing necessary, other than in such jurisdictions  where the failure to be so duly qualified or licensed and in good standing  would not materially  adversely  affect the ability of Buyer to timely consummate any of the transactions  contemplated under this Agreement or perform its obligations under this Agreement.

     4.2  Authorization  of  Transaction.  Buyer has full power and authority to execute and deliver this Agreement and all other Transaction  Documents to which it is a party and to  perform  its  obligations  under  this  Agreement  and the
Transaction Documents.  No other proceedings or actions on the part of Buyer are necessary  to approve  and  authorize  Buyer's  execution  and  delivery of this
Agreement or any other  Transaction  Documents to which it is or will be a party or the  performance of its  obligations  under this Agreement or the Transaction
Documents other than approval by the Buyer Shareholders Assembly. This Agreement constitutes,  and each of the other  Transaction  Documents to which Buyer is or will be a party will when executed constitute, a valid and binding obligation of
Buyer,  enforceable  against Buyer in the United  States in accordance  with its terms,  except as  enforceability  may be limited by  bankruptcy,  insolvency or other  laws  affecting  creditors'  rights  generally  and  limitations  on  the availability of equitable remedies.

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     4.3 Absence of Conflicts. The execution,  delivery and performance by Buyer of the Transaction Documents to which it is a party do not, and the consummation of the  transactions  contemplated  herein  and  therein  will not,  subject  to obtaining the  Consents,  approvals,  authorizations  and permits and making the filings  described in Section 4.4 or as set forth on Buyer  Disclosure  Schedule
4.3:

          (a)  violate,  conflict  with,  or result in any  breach of any of the terms,  conditions or provisions of Buyer's certificate of incorporation or bylaws;

          (b) violate any order, writ, judgment,  injunction,  decree,  statute, law, rule or regulation of any Governmental  Entity  applicable to Buyer or by which or to which any portion of its respective  properties or assets is bound or subject;

          (c) violate,  conflict  with, or result in any violation or breach of, or  constitute  a default  (with or without  due notice or lapse of time or both)  under,  or give rise to any right of  termination,  cancellation  or acceleration  under,  or a loss of any  benefits  by Buyer under any of the terms, conditions or provisions of any material agreement; or

          (d)  result  in the  creation  or  imposition  of any  Lien  upon  any properties  or  assets  of Buyer  which  would,  in each  case,  materially adversely affect the ability of Buyer to timely  consummate the sale or any of the other transactions contemplated under this agreement.

     4.4 No Consents. No consent, registration,  declaration, or filing with any
Governmental  Entity or any other Person is required by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the other
Transaction  Documents to which either of them is a party or the consummation by
Buyer of the contemplated transactions, except for:

          (a) the filings  required  under the HSR Act and the Antitrust Laws of applicable foreign jurisdictions;

          (b) the filings in connection  with any state or local Tax  authority, if any;

          (c) the  other  filings  and  Consents  as may be  required  under any regulation pertaining to any notification,  disclosure or required approval necessitated  by the  transactions  contemplated  by this Agreement and the other Transaction Documents to which Buyer is a party; and

          (d) other consents, approvals, orders, authorizations,  registrations, declarations,  filings,  notices  or  permits  the  failure  of which to be obtained or made would not materially adversely affect the ability of Buyer to timely close the  transactions  under this Agreement or any of the other contemplated transactions.

     4.5  Litigation.  As of the date of this  Agreement,  there are no actions, suits, proceedings,  orders or investigations pending (or, to Buyer's Knowledge, threatened)  against or affecting Buyer at law or in equity, or before or by any
Governmental  Entity,  which could  reasonably  be expected to adversely  affect
Buyer's  performance under this Agreement or the other Transaction  Documents or the consummation of the contemplated transactions.

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     4.6 Financial  Ability.  Buyer has the financial  ability to consummate the transactions  contemplated  by this  Agreement  using  Buyer's  existing  credit facilities and financial resources without delay or restriction.

     4.7 Buyer Stock.  The Buyer Stock  delivered to Sellers at Closing shall be duly authorized, validly issued, non-assessable, fully registered for trading on
BOVESPA, and fully registered for transfer to Sellers pursuant to the securities and other  applicable laws of Brazil.  Sellers that will receive Buyer Stock are so acquiring such Buyer Stock for investment  only and not with a view to resale or other  disposition in the United States.  Each Seller  acknowledges  that the
Buyer  Stock is not being  registered  under the  securities  laws of the United
States or any state  thereof in reliance  upon one or more  exemptions  from the registration requirements made available under such laws.

     4.8 No Knowledge of Misrepresentations or Omissions. As of the date of this
Agreement and at Closing, Buyer has had the opportunity and has reviewed all due diligence  information  of National  and Sellers in the data room and  otherwise disclosed  to Buyer and Buyer is not aware that any of the  representations  and warranties  of Sellers and National in this  Agreement  and National  Disclosure
Schedule  (including  updated  schedules to the extent  delivered  hereunder) is untrue or incorrect in any respect,  and Buyer is not aware of any errors in, or omissions from, National Disclosure Schedule to this Agreement.

                                    ARTICLE V

                                    COVENANTS

     5.1  Conduct  of  Business.  Buyer  acknowledges  that it is the  owner  of business  operations that are engaged in the beef packing and processing  sector in the United States and further  acknowledges  that it is aware of the cyclical nature of the beef packing and processing  sectors in the United States.  Except as contemplated by or otherwise permitted or required under this Agreement or in
National  Disclosure  Schedule  5.1 or to the extent that Buyer shall  otherwise consent in writing (which consent will not be unreasonably  withheld),  from and after the date of this Agreement until the Closing, National shall not:

          (a) Ordinary Course of Business. Fail to act in the ordinary course of business tO:

               (i)  preserve  substantially  intact  National's  and each of its
          Subsidiaries' present business organizations; and

               (ii) preserve their present relationships with employees, agents, independent  contractors,  creditors,  business  partners,  customers, suppliers and others  dealings with it,  except,  in each case,  where such failure would not have a Material Adverse Effect;

          (b) Maintenance of Assets. Fail to use commercially reasonable efforts to  maintain  the  material  tangible  assets of  National  and each of its
     Subsidiaries in their current  physical  condition except for ordinary wear and tear;

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          (c)  Amendments  of  Material   Contracts.   Except  for   amendments,
     terminations or non-renewals in the ordinary course of business, materially modify,  materially  amend,  terminate  or  fail  to use  its  commercially reasonable  efforts to renew any Material  Contract,  or waive,  release or assign any material rights or material claims thereunder;

          (d)  Restructuring   Plans.  Adopt  a  plan  of  complete  or  partial
     liquidation,    dissolution,    merger,    consolidation,    restructuring,
     recapitalization or other reorganization of National or any of its material
     Subsidiaries;

          (e) Officer, Director,  Employee Compensation.  Except as set forth in
     Section  3.12(g),  (i) make or offer to make any change in the compensation payable or to become payable to any of its officers, directors,  employees, agents or consultants  (other than normal  recurring  increases in wages to employees  who are not  officers or  directors  in the  ordinary  course of business) or to Persons  providing  management  services;  (ii) enter into,
     adopt,   amend  or  terminate  any   employment,   severance,   consulting,
     termination,  collective bargaining,  bonus, profit-sharing,  compensation, stock option, pension, retirement, vacation, deferred compensation or other agreement or Employee  Benefit  Plan other than in the  ordinary  course of business and consistent with past practices; or (iii) make any loans to any of its officers,  directors,  employees,  Affiliates, agents or consultants
     (other than to comply with changes in Applicable Law) or make any change in its existing  borrowing or lending  arrangements for or on behalf of any of such Persons  pursuant to an Employee  Benefit Plan or otherwise;  provided that  National  may  designate  individuals  for  participation  under  its disclosed Employee Benefit Plans in accordance with the terms thereof;

          (f) Material  Liens.  Voluntarily  mortgage,  pledge or subject to any material  Lien,  other than  Permitted  Encumbrances,  any of its  material assets;

          (g)  Benefit  Plans.  Except  pursuant  to the  terms of the  Employee
     Benefit  Plans  or  other  Agreement  in  effect  as of the  date  of  this agreement:  (i) pay any pension or  retirement  allowance  to any  officer, director,  employee  of National  or any of its  Subsidiaries  or (ii) pay,
     offer to pay or agree to pay or make any  arrangement  for  payment  to any officers,  directors or employees of National or any of its Subsidiaries of any amount relating to unused  vacation days (except  payments and accruals made in the ordinary course of business);

          (h)  Intellectual  Property  Rights.  Transfer  or grant any rights or licenses  under,  or enter  into any  settlement  regarding  the  breach or infringement  of, any United States or foreign license of any  Intellectual
     Property,  or modify any existing rights with respect thereto or enter into any licensing or similar agreements or arrangements, except in the ordinary course of business;

          (i) Accounting  Principles.  Except as required by GAAP, change any of the  accounting  principles  or  practices  used by  National or any of its
     Subsidiaries;

          (j) Billing and  Collection  Practices.  Materially  change any of its practices,  policies,  procedures  or timing of the  collection of accounts receivable, billing of its customers, payment terms, cash collections, cash payments,  or terms  with  vendors,  other than in the  ordinary  course of business;

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          (k) Claim Settlement.  Pay,  discharge or satisfy any material claims,
     liabilities  or  obligations  (whether  absolute,   accrued,   asserted  or
     unasserted,  contingent or otherwise), other than in the ordinary course of business;

          (l) Distributions.  Make any distributions to its Members,  other than distributions provided for in Section 5.2.1 Tax Distributions,  and Section
     5.2.2  Priority  Return  Distributions  of the National  limited  liability company agreement  consistent with past practices of National and permitted under the Credit  Agreement,  provided,  however:  (i) at the Closing  Time
     National   Members  shall  have   reimbursed   National  so  that  for  tax
     distributions after distributions to Class A Unitholders,  the National tax distribution  to its Members  does not exceed 42% of the  National  taxable income reported on the Tax Returns for the applicable  reporting period and
     (ii) at the Closing Time National  Members shall have  reimbursed  National for the  distributions  made to Members  for the first and second  calendar quarters for the current  calendar year under Section 5.2.2 Priority Return
     Distributions of the National  limited  liability  company  agreement which were made prior to the Closing Time;

          (m)  Securities.  Except  for the  issuance  of  member  interests  in
     National issuable upon the exercise of any options  outstanding on the date of this  Agreement  and/or as  required  by the terms of any  contracts  or agreements  between  National  or any of its  Subsidiaries  and an employee thereof as in existence  on the date of this  Agreement:  (i) issue,  sell, pledge,  dispose  of,  encumber or grant  rights  with  respect to (whether through the  issuance or granting of any  options,  warrants,  commitments, subscriptions, rights to purchase or otherwise) any member interests of any class or any securities convertible into or exercisable or exchangeable for member  interests  of any class  (except  for  pledges of capital  stock or securities  under the  Credit  Agreement  and other  than the  issuance  of certificates  in  replacement  of lost  certificates);  or (ii)  adjust  or reclassify any of its equity  securities or issue new equity  securities or any right,  option,  warrant or right to acquire any equity  securities  of
     National,  provided  that National may issue to Miller and Klein in advance
     of  the  Closing  the  National   Interests   provided  in  their  deferred
     compensation agreements;

          (n)  Charter  Documents.   Change  or  amend  its  charter  documents,
     certificate  of formation,  operating  agreement,  constitution,  bylaws or other  similar  governing  documents;  provided that National may amend its limited  liability  company  agreement  by the  adoption of the Amended and
     Restated Limited Liability  Company  Agreement  effective as of the Closing
     Time attached hereto as Exhibit D;

          (o)  Indebtedness.  Except under the Credit  Agreement in the ordinary course of business,  and except for current  liabilities within the meaning of GAAP  incurred in the ordinary  course of business,  incur or assume any indebtedness for borrowed money,  assume,  guarantee,  endorse or otherwise become liable or responsible for the obligations of any other Person (other than  endorsements  of checks in the  ordinary  course)  or make any loans, advances or capital  contributions to, or investments in, any Person (other than among National and its Subsidiaries and among such  Subsidiaries,  and other than  advances to officers,  directors  and employees in the ordinary course of business);

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (p) Tax  Liabilities.  Make any  settlement of or  compromise  any Tax liability, change in any material respect any Tax election or Tax method of accounting  or make any new Tax  election  or adopt  any new Tax  method of accounting;

          (q)  Authorization  of Above  Actions.  Authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2 Information.

          (a) Access to  Information.  From and after the date hereof  until the
     Closing  and  subject  to the  Applicable  Laws,  National  and each of its
     Subsidiaries  shall  afford to Buyer and its  Affiliates  and each of their respective representatives (including accountants, consultants, counsel and representatives  of financing  sources) access, in each case, during normal business hours,  upon  reasonable  prior notice and in a manner as will not unreasonably  interfere with the conduct of the business of National or any of its  Subsidiaries,  to all  properties,  books,  records  (including Tax
     Returns  of  National  and  each  of  its  Subsidiaries),   and  all  other
     information with respect to their respective businesses,  together with the opportunity,  at the sole cost and expense of Buyer, to make copies of such books,  records and other documents and to discuss the business of National and each of its  Subsidiaries  with such members of  management,  officers,
     directors,   counsel  and   accountants  for  National  as  Buyer  and  its
     representatives  may reasonably request and National shall cause members of management,  officers,  directors,  counsel and  accountants  to reasonably cooperate  with  Buyer and its  representatives  in  connection  therewith.
     Notwithstanding the foregoing provisions of this Section 5.2:

               (i)  neither  National  nor  any of  its  Subsidiaries  shall  be required  to  grant  access  or  furnish  information  to  Buyer,  its
          Affiliates or any of their  respective  representatives  to the extent that:

                    (A) the information is of a competitively  sensitive  nature or is subject to an  attorney/client  or  attorney  work  product privilege; or

                    (B) the  access  or the  furnishing  of the  information  is prohibited by applicable laws or an existing contract;

               (ii) Buyer shall not have access to personnel records of National or any of its  Subsidiaries  relating  to  individual  performance  or evaluation  records,  medical histories or other personal  information that in National's  good faith  opinion the  disclosure of which could subject  National or any of its  Subsidiaries  to risk of liability or non-compliance with Applicable Laws.

          (b) No  Contact  With  National  Personnel.  In  addition,  except  as otherwise expressly permitted pursuant to this Section 5.2, Buyer shall not contact any  personnel  of National or its  Subsidiaries  regarding,  or in connection  with, the transactions  contemplated by this Agreement  without the  express  prior  consent of  National's  general  counsel or such other
     Person as has been designated by him in writing.  All information  provided pursuant to this  Agreement  shall  remain  subject in all  respects to the
     Confidentiality Agreement.

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     5.3  Consents.  After the date of this  Agreement and prior to the Closing,
National  shall use its  reasonable  best  efforts,  but  excluding  making  any expenditures or payments to any third party, to obtain the Consent,  in form and substance  reasonably  satisfactory  to  Buyer,  from any  party  to a  Material
Contract  to the extent  that it is  required  to be  obtained  by  National  in connection  with the execution,  delivery and  performance of this Agreement and
the  other  Transaction   Documents,   and  transactions   contemplated  by  the
Transaction  Documents.  National shall assist Buyer in obtaining the Consent of the  lenders  party to the Credit  Agreement  to continue  the Credit  Agreement following the Closing.  For the avoidance of doubt,  the failure or inability of any Parties to obtain any Consent  referred to in this  Section  5.3,  including without limitation any Consent from any lender to National, shall not constitute grounds to terminate this Agreement or to refuse to complete the Closing.

     5.4 Notification by National of Certain Matters. National shall give prompt written notice to Buyer of:

          (a) the occurrence,  or failure to occur, of any event of which it has
     Knowledge that would be reasonably  likely to cause any  representation  or
     warranty  of  National   contained  in  this  Agreement  or  in  any  other
     Transaction  Document to be untrue or inaccurate in any material respect at any time from the date of this  Agreement to the Closing  determined  as if such representation or warranty were made at such time;

          (b) the failure of National to comply with or satisfy in any  material respect any covenant to be complied with by it hereunder;

          (c) any written notice or other written  communication from any Person alleging  that  the  consent  of  such  Person  is or  may be  required  in connection with the transactions contemplated by this agreement; and

          (d) any  written  notice  or  other  written  communication  from  any
     Governmental  Entity in connection  with the  transactions  contemplated by this agreement.

Except as provided below, no such notification shall affect the  representations or warranties of the Parties or the conditions to their  respective  obligations hereunder.  As provided in Section 5.18, National shall be entitled to make such notification in the form of updates and/or  modifications to National Disclosure
Schedule  and such  notification  shall  amend and  supplement  the  appropriate schedules previously delivered.  Notwithstanding any provision in this Agreement to the  contrary,  unless Buyer  provides  National  with a written  termination notice  pursuant to Section 7.1(e) within ten calendar days after the expiration of any  applicable  Cure Period in respect of a breach  described  in an updated
National  Disclosure  Schedule  delivered pursuant to this Section 5.4 and which uncured breach would  otherwise give rise to a termination  right by Buyer under
Section 7.1(e),  then Buyer, in respect of such uncured breach,  shall be deemed to have waived its right to terminate this Agreement or prevent the consummation of the transactions contemplated by this Agreement pursuant to Section 7.1(e) or
Section 6.2, as applicable, and to have accepted the updated National Disclosure
Schedule for all purposes under this Agreement. The delivery of any such updated
National Disclosure Schedule will be deemed to have cured any  misrepresentation or breach of warranty that otherwise  might have existed  hereunder by reason of such variance or inaccuracy.

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     5.5 Notification by Buyer of Certain  Matters.  Buyer shall give to Sellers prompt written notice of:

          (a) the  occurrence,  or failure to occur, of any event of which Buyer has Knowledge that would be reasonably  likely to cause any  representation or  warranty  of  Buyer  contained  in  this  Agreement  or  in  any  other
     Transaction  Document to be untrue or inaccurate in any respect at any time until the Closing  determined  as if such  representation  or warranty were made at such time;

          (b) any occurrence or failure to occur of any event of which Buyer has knowledge which will cause the failure of a condition to Closing;

          (c) the  failure of Buyer to comply  with or  satisfy in any  material respect any  covenant  or  condition  to Closing to be complied  with by it hereunder;

          (d) any written notice or other written  communication from any Person alleging  that  the  Consent  of  such  Person  is or  may be  required  in connection with the transactions contemplated by this Agreement; and

          (e) any  written  notice  or  other  written  communication  from  any
     Governmental  Entity in connection  with the  transactions  contemplated by this Agreement; provided, however, that notification under this Section 5.5 shall not affect the  representations  or  warranties of the Parties or the conditions to their respective obligations as set forth in this Agreement.

     5.6 Employee Matters.

          (a) Employment  and Benefits.  Except for those Persons whose terms of employment  are  governed  by one of the  employment  agreements  listed on
     National  Disclosure  Schedule  5.6 and  except  as set  forth  in  Section
     3.12(g),  Buyer shall take such action as may be  necessary  so that at all times prior to the first  anniversary  of the Closing  Date,  officers  and employees of National and its Subsidiaries  whose employment is not covered by any collective bargaining agreement who are in the employ of National or its Subsidiaries immediately prior to the Closing ("Covered Employees") are provided employee benefits,  plans and programs  (including but not limited to incentive compensation,  deferred compensation, pension, superannuation,
     life  insurance,   welfare,  profit  sharing,  401(k),  severance,   salary
     continuation  and  fringe  benefits)  which,  in  the  aggregate,  are  not materially  less  favorable  than those made  available by National and its
     Subsidiaries  to such  officers  and  employees  immediately  prior  to the
     Closing.  For purposes of  eligibility  to  participate  and vesting in all benefits  provided by Buyer,  its  Subsidiaries  or  National,  the Covered
     Employees  will be credited  with their years of service with  National and its  Subsidiaries  and prior employers to the extent service with Buyer and its  Subsidiaries and prior employers is taken into account under the plans of Buyer and its Subsidiaries.  For purposes of determining satisfaction of any annual deductible  limitation and out-of-pocket  maximum that may apply under the plans  provided by Buyer,  its  Subsidiaries  or  National,  each
     Covered  Employee will be credited for covered expenses paid by the covered employee under Employee Benefit Plans during the then current annual period of coverage.  The  eligibility  of Covered  Employees to participate in any welfare benefit plan or program of Buyer,

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     National and its  Subsidiaries  shall not be subject to any  exclusions  or limitations  for any  pre-existing  conditions  except to the  extent  such individual was or would have been subject to such  exclusion  under similar benefit  plans and  programs  of  National  and its  Subsidiaries.  Nothing contained in this Section  5.6(a) shall create any rights in any officer or employee  or former  officer or  employee  (including  any  beneficiary  or dependent  thereof) of National or its Subsidiaries in respect of continued
     employment for any specified period of any nature or kind whatsoever.

          (b) Employee Benefit Plans. Except as set forth in National Disclosure
     Schedule  5.6(b)  and  subject  to the other  provisions  set forth in this
     Section 5.6, after the Closing and subject to applicable laws and the terms of any Employee  Benefit  Plan,  Buyer and  National  may amend,  modify or terminate  any Employee  Benefit  Plan in  existence  prior to the Closing.
     After the Closing, National and each of its respective Subsidiaries are and
     shall  remain  liable  for,  and  National  and  each  of  its   respective
     Subsidiaries  shall be responsible  for and shall promptly  discharge,  all liabilities,  duties  and  claims  (to  or by  any  of  National's  or  its
     Subsidiaries'  employees or former  employees,  any  beneficiary  under any
     Employee Benefit Plan, any Governmental Entity or otherwise) arising out of or relating to the employment  relationship  between National or any of its
     Subsidiaries and their respective employees and former employees, including liabilities, duties and claims:

               (i) for deferred compensation, incentive compensation, retirement
          benefits,   superannuation,   health  and  life  benefits,   retention
          arrangements, severance arrangements and benefits, disability benefits and other fringe  benefits  under any  Employee  Benefit  Plan,  fund, program, arrangement, policy or practice;

               (ii) relating to continuation health coverage pursuant to Section
          4980B of the Code and Title I, Subtitle B, Part 6 of ERISA;

               (iii) for  unemployment  and  workers'  compensation  or  similar benefits; and

               (iv) to file any and all annual reports,  filings or notices that may be required to be filed with Governmental  Entities or provided to participants and beneficiaries after the Closing.

          (c) Indemnification. After the Closing, Buyer and National and each of their respective Subsidiaries hereby agree to indemnify each of the Sellers and their respective officers, directors, employees,  consultants, members, stockholders and Affiliates for, and to hold each of them harmless from and against, all damages,  losses, claims,  liabilities,  penalties,  costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in  investigating  and preparing for any litigation or proceeding)
     that any of them may suffer by reason of or in  connection  with any claim, proceeding  or suit brought  against any of them under the WARN act, or any similar  state or foreign law,  which  relate to actions  taken by Buyer or
     National or any of their  respective  Subsidiaries  or Affiliates at, or at any time after,  the  Closing  (including  any  discharge  or  constructive discharge  of any the  employees of National or any its  Subsidiaries  with regard to any site of  employment  or one or more  facilities  or operating
     units   within  any  site  of   employment   of  National  or  any  of  its
     Subsidiaries).

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (d)  Plan  Termination.  The  Parties  agree  that,  at  Buyer's  sole discretion,  Buyer may ask National (and National  shall promptly but in no event later than  immediately  prior to Closing) to  terminate  any and all qualified 401(k) retirement plans that National, or any of its Subsidiaries or ERISA affiliates,  sponsor prior to Closing.  Any  administrative  costs directly  related to such  terminations,  or associated  liability that may arise from such  termination  and/or  cessation of  participation  shall be borne by  Buyer.  If Buyer  requires  National  to  terminate  such  401(k)
     retirement  plans,  then Buyer agrees to  establish  one or more new 401(k)
     retirement  plans  effective  immediately  following  the  Closing  and the
     Covered  Employees  shall be offered the  opportunity to enroll in such new
     401(k)  retirement plan or plans immediately  following the Closing.  Buyer further  agrees that it shall allow the  Covered  Employees  to elect a tax free  rollover of all or any portion of their  account  balances  under the terminated  401(k) plans  (including  without  limitation  any  outstanding participant  loans)  to the new  401(k)  plans  established  following  the
     Closing.

     5.7 Access to  Information.  Buyer shall (and shall cause National to) hold all the books and records of National and each  Subsidiary of National  existing on the  Closing  Date and not to destroy or dispose of any such books or records for a period of seven years from the Closing,  and thereafter,  if it desires to destroy or dispose of such books and records, offer first in writing each of the
Sellers at least 90 days prior to such destruction or disposal to surrender them to Sellers or their representatives.  During that seven year period, Buyer shall
(and shall  cause  National  and each of its  Subsidiaries  to),  during  normal business hours, and upon reasonable  notice,  make available and provide Sellers and their  representatives  (including  counsel and  independent  auditors) with access to the facilities and properties of National and each of its Subsidiaries and to all information, files, documents and records (written and computer) that are not  otherwise  protected  by legal  privilege  relating to National and its
Subsidiaries  or any of their  businesses or operations  for any and all periods prior to or including the Closing Date that they may require with respect to any reasonable business purpose (including,  without limitation,  any Tax matter) or in connection with any claim, dispute, action, cause of action, investigation or proceeding  of any kind by or against  any  Person,  and shall (and shall  cause
National and each of its Subsidiaries to) cooperate fully with Sellers and their representatives  (including counsel and independent auditors) in connection with the  foregoing,  at the sole cost and  expense of  Sellers,  including,  without limitation,  by  making  tax,  accounting  and  financial  personnel  and  other appropriate  employees  and  officers of National  and each of its  Subsidiaries available to Sellers and their respective representatives (including counsel and independent auditors), with regard to any reasonable business purpose.

     5.8 Indemnification of Officers, Directors, Employees and Agents.

          (a) Claims and Indemnified  Parties.  From and after the Closing Date,
     Buyer shall,  and shall cause National and any successor entity of National and if none, Buyer itself, to jointly and severally  indemnify (which shall include the mandatory  advancement  of expenses as provided in this Section
     5.8),  defend and hold  harmless each Person who is now, or has been at any time or who  becomes  prior  to the  Closing  Date,  a  director,  manager, officer, employee, member, or agent of National, any of its Subsidiaries or any Seller,  and such other Persons entitled to  indemnification  under the
     Limited Liability Company Agreement of National as in effect on the date of this Agreement (the  "Indemnified  National  Parties")  against all losses, claims, damages, costs, expenses (including reasonable attorneys' and other professionals'  fees

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     and expenses),  fines, liabilities or judgments or amounts that are paid in settlement,  arising out of or relating to (i) acts or omissions by them in their capacities as such,  which acts or omissions  occurred at or prior to the Closing Date, (ii) liabilities or obligations of the Company imposed on such Person by virtue of such Person's position with the Company, and (iii)
     any breach by the  Company of any of the  representations,  warranties  and covenants  of the  Company  contained  in  the  Limited  Liability  Company
     Agreement of National as in effect on the date of this  Agreement,  in each case to the fullest extent  permitted under Applicable Laws. In determining whether an Indemnified National Party is entitled to indemnification  under this Section 5.8(a),  if requested by the Indemnified  National Party,  the determination  shall be made by special,  independent  counsel  selected by
     National and approved by the  Indemnified  National  Party (which  approval shall not be  unreasonably  withheld) and who has not  otherwise  performed services for National or its Affiliates  within the last three years (other than in connection with such matters).

          (b) Fees and Assistance.  Without limiting the foregoing, in the event of any claim for  indemnification,  Buyer and National  shall,  jointly and severally;

               (i) periodically  advance reasonable fees and expenses (including attorneys' and other professionals' fees and expenses) with respect to the  foregoing  and pay the  reasonable  fees and  expenses of counsel selected by each Indemnified National Party, promptly after statements therefor are received, provided that the Indemnified National Party to whom fees and  expenses are advanced or for which fees and expenses of counsel are paid  provides an  undertaking  to repay such advances and payments if it is ultimately determined that such Indemnified National
          Party is not entitled to indemnification; and

               (ii) vigorously  assist each  Indemnified  National Party in such defense, and subject to the terms of this Section 5.8, shall cooperate in the defense of any matter.

          (c) Retention of Counsel.  The Buyer and National shall have the right to retain  legal  counsel of their  choosing to  represent  an  Indemnified
     National Party (subject to the approval of such Indemnified  National Party which  consent  is  not to be  unreasonably  withheld  by  the  Indemnified
     National  Party).  If Buyer or National  retains  legal counsel as provided above, the Buyer and National will have no liability for any separate legal counsel  chosen  by  the  Indemnified  National  Party.  If the  Buyer  and
     National, or either of them, assumes such defense, the Indemnified National
     Party shall have the right to participate in the defense thereof,  it being understood  that the Buyer and National shall control such defense,  and in any such action or proceeding,  the  Indemnified  National Party shall have the right to retain its own legal  counsel,  but the fees and  expenses  of such legal  counsel  shall be at its own  expense  unless (i) the Buyer and
     National and the Indemnified National Party mutually agree to the retention of such legal counsel,  or (ii) the named Parties to any such suit,  action or proceeding  (including any impleaded  Parties) include both the Buyer or
     National  and  the  Indemnified  National  Party,  and  in the  opinion  of recognized  outside legal counsel to National,  representation of the Buyer or National and the  Indemnified  National  Party by the same legal counsel would result in a conflict of interest  between Buyer or National,  and the
     Indemnified National Party. Buyer and National shall be liable only for any settlement of any claim  against an  Indemnified  National  Party made with
     Buyer's written consent,  which consent shall not be unreasonably withheld, conditioned,  or delayed.  Buyer and National shall not,  without the prior written consent of an Indemnified  National Party, settle or compromise any claim,  or permit a default  or  consent  to the entry of any

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     judgment in respect thereof, unless the settlement,  compromise, or consent includes,  as an unconditional term thereof,  the giving by the claimant to the  Indemnified  National  Party  of an  unconditional  release  from  all liability and obligations in respect of the claim.

          (d) D & O Liability  Insurance.  For a period of three years after the
     Closing Date,  National  shall cause to be maintained in effect the current policies of  directors'  and  officers'  liability  insurance and fiduciary liability insurance  maintained by National and its Subsidiaries  (provided that National may substitute  therefor  policies with one or more reputable unaffiliated third-party insurers of at least the same coverage and amounts containing  terms  and  conditions  which are no less  advantageous  to the insured) with respect to claims arising from facts or events which occurred at or before the Closing Time.

          (e)  Successors  and  Assigns.  If Buyer or  National  or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving  corporation or entity of such consolidation or merger,  or (ii) transfers or conveys all or substantially all of its properties and assets to any Person,  then, and in each case, to the extent not assumed by operation of law, proper  provision shall be made so that the  successors  and assigns of Buyer or National,  as the case may be, shall assume the obligations set forth in this Section 5.8.

          (f) Survival.  All rights to  indemnification  and/or  advancement  of expenses contained in any agreement with any Indemnified  National Party as in effect on the date of this Agreement  with respect to matters  occurring on or prior to the Closing Time (including the  contemplated  transactions)
     shall survive the Closing and continue in full force and effect.  Buyer and
     National  shall  indemnify  any  Indemnified  National  Party  against  all
     reasonable   costs   and   expenses   (including   attorneys'   and   other
     professionals' fees and expenses), the amount to be payable in advance upon request as provided in Section  5.8,  relating  to the  enforcement  of the
     Indemnified  National  Party's  rights  under this Section 5.8 or under any charter, bylaw, operating, or company agreement other governing document or other agreement,  provided that the Indemnified  National Party provides an undertaking to repay any advances of costs and expenses if it is ultimately
     determined  that  the  Indemnified   National  Party  is  not  entitled  to
     indemnification under these documents.

          (g) No Impairment of Insurance  Claims.  Nothing in this  Agreement is intended to, shall be  construed to or shall  release,  waive or impair any rights to directors' and officers'  insurance  claims under any policy that is or  has  been  in  existence  with  respect  to  National  or any of its officers,  directors or employees,  it being understood and agreed that the indemnification  provided  for in this  Section  5.8 is not  prior to or in substitution for any such claims under such policies.

          (h) Binding on  Successors.  The  provisions of this Section 5.8 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable  by, each of the  Indemnified  National  Parties  identified in
     Section 5.8(a), their heirs and their personal representatives and shall be binding on all  successors and assigns of Buyer and National and may not be terminated or amended in any manner  adverse to such  Indemnified  National
     Parties without their prior written consent.

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     5.9  Notification  of Breach.  If Buyer becomes aware of a  representation, warranty,  or  covenant  which is  untrue,  a  misrepresentation  or a  material omission,  or a breach  of an  agreement,  made by  National  contained  in this
Agreement,  Buyer  shall  promptly  notify  National  of  the  false  statement, misrepresentation, or omission, or breach.

     5.10 Governmental Consents.

          (a) HSR Filing.  Promptly  following the execution of this  Agreement, the Parties shall file, or cause to be filed by their respective  "ultimate parent  entities,"  with the FTC and the DOJ the  notifications  and  other information (if any) required to be filed under the HSR Act with respect to the transactions contemplated in the Transaction Documents.

          (b) Other Governmental Entities. In addition, National and Buyer shall promptly  proceed to  prepare  and file with the  appropriate  Governmental
     Entities  such  additional  requests,  reports or  notifications  as may be required or, in the opinion of Buyer or Sellers,  advisable,  in connection with this  Agreement  including  under  the  Antitrust  Laws of  applicable foreign jurisdictions.

          (c)  Cooperation.  With respect to each of the above filings,  and any other requests from Governmental  Entities the Parties shall diligently and expeditiously  prosecute and use best efforts to obtain any clearance under the  Antitrust  Laws for the Sale and to resolve any  objections  as may be asserted by any Governmental Entity with respect to the sale, and cooperate fully  with each  other in the  prosecution  of,  such  matters  including, subject to  Applicable  Law, by  permitting  counsel for the other Party to review in advance (to the extent possible),  and consider in good faith the views of the  other  Party in  connection  with,  any  such  filing  or any proposed or oral written  communication with any Governmental Entity and by providing  counsel  for the other  Party  with  copies of all  filings  and submissions  made by such Party and all  correspondence  between such Party
     (and its advisors) with any Governmental  Entity and any other  information supplied  by such Party and such  Party's  Subsidiaries  to a  Governmental
     Entity or received from such a Governmental  Entity in connection  with the transactions  contemplated by this Agreement.  Any competitively  sensitive information  that is  disclosed  pursuant to this  Section  5.10(c) will be limited to each of Buyer's and National's  respective  outside  counsel and economists pursuant to a separate customary Confidentiality Agreement. Each of Buyer and National shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filing or submission.

          (d) Status.  Buyer and National  shall keep each other apprised of the status of any  communications  with,  and any  inquiries  or  requests  for additional  information  from,  the FTC,  the DOJ,  any other  Governmental
     Entity or any third Party with respect to the Sale.  In the event a suit or other  proceeding is threatened or instituted by a public or private entity or individual challenging the Sale as violative of the HSR Act, the Sherman
     Act, as amended,  the Clayton Act, as amended, the Federal Trade Commission
     Act, as amended,  or any other federal,  state or foreign law or regulation or decree or an order  designed to prohibit,  restrict or regulate  actions for the purpose or effect of foreign ownership, monopolization or restraint of trade (collectively, "Antitrust Laws"), Buyer shall use its best efforts to avoid the filing of, or resist or resolve such suit or proceeding  filed by a Governmental Entity, and defend any such suit or

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     proceeding  brought  by a  private  entity or  individual,  if such suit or proceeding is likely to impede the Closing.

          (e) Strategy.  Buyer shall not require National or National's  parent,
     USPB, to, and National or National's parent, USPB shall not be required to, take any action with respect to satisfying  any  Antitrust  Laws that would bind National or its Subsidiaries in the event the Closing does not occur.

          (f) Avoidance of  Injunctions.  In addition,  Buyer shall use its best efforts to take all action to resolve any actual or threatened suit brought by any Governmental  Entity and resist any actual suit brought by any other
     Person,   challenging  or  threatening  to  challenge  the  transaction  as violative of the Antitrust Laws, in the form of a settlement,  undertaking, consent decree,  stipulation,  or the like, or compliance with any order of any  federal or state court in the United  States or any  foreign  court or tribunal,  in order to avoid the  entry of any  preliminary  injunction  or other  order which has the effect of  preventing  the  consummation  of the transaction prior to the Termination Date or delaying  consummation  beyond the Termination  Date, and in the event that any preliminary  injunction or other order is entered or becomes  reasonably  foreseeable to be entered in
     any  proceeding   that  would  make   consummation   of  the   transactions
     contemplated hereby in accordance with the terms of this Agreement unlawful
     or  that  would  prevent  or  delay   consummation   of  the   contemplated
     transactions,  Buyer shall use its best efforts to  promptly,  take any and all steps  necessary to vacate,  modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date.

          (g) Termination Fee. Buyer shall propose,  negotiate,  offer to commit and  effect  (and if such  offer is  accepted,  commit to and  effect),  by consent decree, hold separate order or otherwise,  the sale, divestiture or disposition  of such assets or businesses of Buyer or,  effective as of the
     Closing,  National or their  respective  Subsidiaries,  or otherwise  shall offer to take or offer to commit to take any action  which it is capable of taking  and if the offer is  accepted,  take or commit to take such  action that  limits  its  freedom of action  with  respect  to, or its  ability to retain,  any of the  businesses,  services or assets of Buyer,  National or their respective Subsidiaries, in order to avoid the entry of, or to effect the  dissolution  of, any  injunction  or order  described in the foregoing paragraph,  or, if no suit has been  filed,  to effect  the  resolution  of objections or concerns by a Government Entity,  which would have the effect of preventing or delaying the Closing beyond the Termination Date. If Buyer fails to take any actions  required  under the  preceding  sentence,  Buyer shall pay or cause to be paid to Sellers,  as Sellers'  sole and  exclusive remedy for such  failure,  the  Termination  Fee on the fifth  Business Day following the date of termination of this  Agreement,  with the Termination
     Fee to be  allocated  among  Sellers  in  proportion  to  their  respective holdings of National Interests as set forth on Exhibit B. For the avoidance of doubt,  Buyer shall pay or cause to be paid to Sellers  the  Termination
     Fee if Buyer does not take any and all actions necessary in order to ensure that (i) no requirement  for a waiver,  consent or approval of the FTC, the
     DOJ, any state attorney general or other Governmental Entity, or expiration or termination of any waiting period; (ii) no decree, judgment, injunction, temporary  restraining  order or any other order in any suit or proceeding, involving such  Governmental  Entity and (iii) no other matter  relating to any antitrust or competition law or regulation would preclude  consummation of the Sale by the  Termination  Date.  Nothing in this Section  5.10(g) is intended to limit Sellers'  remedies for Buyer's  failure to fulfill any of its other obligations under this Section 5.10(a) through (f).

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     5.11 Antitrust Laws; Reasonable Efforts; Further Assurances.

          (a)  Antitrust  Laws.  Subject  to  other  terms  of  this  Agreement, including  the  immediately  following  sentence,  from  the  date  of this
     Agreement  through the date  clearance is obtained from all of the relevant foreign and domestic  antitrust  authorities  or the date of termination of the required  waiting  period under the HSR Act and the  Antitrust  Laws of applicable foreign jurisdictions,  respectively, Buyer shall not, and shall cause its  Affiliates  not to,  take any action  that could  reasonably  be expected to hinder or delay the obtaining of clearance or the expiration of the  required  waiting  period  under the HSR Act or any  other  applicable
     Antitrust Law.  Notwithstanding anything in this Agreement to the contrary, including the immediately preceding sentence,  Buyer and its Affiliates may enter into, engage in, consummate, seek requisite approval of and take such other actions necessary to consummate the transactions set forth on Exhibit
     I. Nothing in this Section  5.11(a) shall be  understood to contradict  the duties of the Parties outlined in Section 5.10(c).

          (b) Take Actions To  Consummate  Transaction.  Subject to Section 5.10
     which shall govern the subject matter thereof,  prior to the Closing,  upon the terms and subject to the conditions set forth in this Agreement,  Buyer and National shall use their  reasonable  best efforts to take, or cause to be  taken,  all  actions,  and to do,  or  cause  to be  done,  all  things necessary,  proper  or  advisable  (subject  to  any  Applicable  Laws)  to consummate  the  transactions  contemplated  by  this  Agreement  and  make effective the  contemplated  transactions  as promptly as  practicable.  In addition,  no Party shall take any action after the date of this  Agreement to  materially  delay the  obtaining  of, or result in not  obtaining,  any consent from any  Governmental  Entity  necessary  to be obtained  prior to
     Closing.

          (c) Buyer's Rights In National Ownership  Interests.  At and after the
     Closing Date,  the officers and directors of National will be authorized to execute and  deliver,  in the name and on behalf of National or Buyer,  any right of Buyer in the  ownership  interests  transferred  from  Sellers  to
     Buyer.

     5.12  Investigation  and Agreement by Buyer;  No Other  Representations  or
Warranties.

          (a) Independent  Investigation.  Buyer acknowledges and agrees that it has made its own inquiry and  investigation  into, and, based thereon,  has formed an independent  judgment  concerning,  National and its Subsidiaries and their  businesses and operations,  and Buyer has been furnished with or given full access to such  information  about National and its Subsidiaries and their businesses and operations as it requested and considered material in  determining  whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement.  Buyer acknowledges and agrees that it has had an opportunity to ask all questions of and receive  answers from  National  with  respect to any matter  Buyer  considers  material  in determining  whether to enter into this  Agreement  and to  consummate  the transactions  contemplated  in this  Agreement.  In connection with Buyer's investigation  of National and its  Subsidiaries  and their  businesses and operations,  Buyer and its  respective  representatives  have received from
     National or its representatives certain projections and other forecasts for
     National  and its  Subsidiaries  and  certain  estimates,  plans and budget
     information.   Buyer   acknowledges   and  agrees   that:   (i)  there  are
     uncertainties  inherent in attempting to make

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     such projections,  forecasts,  estimates,  plans and budgets; (ii) Buyer is familiar with such uncertainties; (iii) Buyer is taking full responsibility for  making  its  own  evaluations  of the  adequacy  and  accuracy  of all estimates, projections,  forecasts, plans and budgets so furnished to it or its  representatives;  (iv)  Buyer  has  not  relied  upon  the  estimates, projections,  forecasts,  plans  and  budgets  so  furnished  to it or  its representatives;  and  (v)  Buyer  will  not  (and  will  cause  all of its
     Subsidiaries  and  other  Affiliates  and all other  Persons  acting on its behalf to not) assert any claim or cause of action  against  National,  its
     Subsidiaries or any of National's direct or indirect  directors,  officers,
     employees,  agents,   stockholders,   Affiliates,   consultants,   counsel,
     accountants, investment bankers or representatives with respect thereto, or hold any such other Person liable with respect thereto.

          (b) Limitation of Representations  and Warranties.  Buyer agrees that, except for the  representations and warranties made by Sellers and National that  are  expressly  set  forth  in  Article  II and  Article  III of this
     Agreement and as of the date of this Agreement, neither Seller nor National nor any of their  respective  Affiliates  or  representatives  has made and shall not be deemed to have made to Buyer or to any of its  representatives any  representation  or warranty of any kind. Except as expressly set forth in this  Agreement,  no  Person  has been  authorized  by any  Seller or by
     National to make any representation or warranty relating to National or any
     Subsidiary of National or their  respective  businesses or  operations,  or
     otherwise  in  connection  with  the   transactions   contemplated  by  the
     Transaction  Documents and, if made, the representation or warranty may not be relied upon.  Without  limiting the  generality  of the  foregoing,  and notwithstanding  any otherwise express  representations and warranties made by National  and Sellers in Articles II and III,  Buyer agrees that none of the Sellers or National,  any of their Affiliates or any other Person makes or has  made  any  representation  or  warranty  to  Buyer or to any of its representatives with respect to:

               (i) any projections,  forecasts,  estimates,  plans or budgets of
          future  revenues,   expenses  or   expenditures,   future  results  of
          operations  (or any  component  thereof),  future  cash  flows (or any component  thereof) or future  financial  condition  (or any component thereof)  of  National  or  any  of its  Subsidiaries  or  the  future business, operations or affairs of National or any of its Subsidiaries heretofore or hereafter delivered to or made available to Buyer or its representatives, other than as described in Section 5.12(a); or

               (ii) any other information, statements or documents heretofore or
          hereafter   delivered   to  or  made   available   to   Buyer  or  its
          representatives,  including the  information  in the on line data room with respect to National or any of its  Subsidiaries  or the business, operations or affairs of National or any of its  Subsidiaries,  except to the  extent  and  as  expressly  covered  by a  representation  and warranty  made  by  National  and  contained  in  Article  III,  which representations  and warranties  contained in Article III are the only representations  and warranties that Buyer is relying on in connection with its execution of this Agreement.

     5.13 Other Acquisition Proposals.

          (a) No Solicitation.  Neither any Seller,  nor National nor any of its
     Subsidiaries   will,  nor  shall  any  Seller  or  National  authorize  any investment bankers,  consultants or other advisors to any Seller,  National or National Subsidiaries who are under control of Sellers, National, or any
     National Subsidiary to, solicit,  initiate,  or encourage the submission of

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     any proposal or offer from any Person relating to the acquisition of all or substantially all of the membership  interests or assets of National or any of its  Subsidiaries  (including any  acquisitions  structured as a merger,
     consolidation,   or  share   exchange)  (any  such  proposal  or  offer  an
     "Acquisition Proposal").

          (b) Superior Proposal.  Notwithstanding  anything to the contrary,  if
     (i) any Seller or National  receives a bona fide  Acquisition  Proposal and
     Sellers  disclose  to  Buyer  the  material  terms  and  conditions  of the
     Acquisition Proposal and the identity of the Person making such Acquisition
     Proposal  and (ii) the  Board of  Directors  of USPB  determines  that such
     Acquisition  Proposal  is or is  reasonably  likely  to lead to a  Superior
     Proposal  (after taking into account any written  binding offer by Buyer to improve  the  terms  of this  Agreement  in  response  to such  Acquisition
     Proposal), Sellers, National and their Representatives may:

               (i) furnish  information  with respect to National and Sellers to the Person making the Acquisition  Proposal (and its  representatives)
          pursuant to a customary aonfidentiality agreement, and

               (ii)  participate in discussions or negotiations  with the Person making the Acquisition  Proposal (and its  representatives)  regarding the Acquisition Proposal.

          (c)  Recommendation  of this  Agreement.  USPB agrees that neither its
     Board of Directors nor any committee thereof shall:

               (i) (A)  withdraw  (or modify in a manner  adverse to Buyer),  or propose  to  withdraw  (or modify in a manner  adverse to Buyer),  the
          recommendation   or  declaration  of  advisability  by  the  Board  of
          Directors or any committee thereof of this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend,  adopt or approve, any Acquisition Proposal; or

               (ii) approve or recommend, or propose to approve or recommend, or permit  National  to  execute  or enter  into,  any  letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition  agreement,  option  agreement,  joint venture  agreement, partnership  agreement  or other  similar  agreement  constituting  or related to any  Acquisition  Proposal  (other  than a  confidentiality agreement pursuant to Section 5.13(b)(i)).

          (d) Notwithstanding anything in this Section 5.13 to the contrary:

               (i) in order  to  comply  with  its  legal  duties  the  Board of
          Directors of USPB or any committee  thereof may withdraw or modify its recommendation  of this  Agreement  (a  "Change  of  Recommendation"), cancel  or  postpone  any  meeting  of  USPB  members,  and  otherwise communicate  with the members of USPB as the Board of Directors or any committee thereof deems necessary or appropriate; and

               (ii) in response to a Superior  Proposal that did not result from a breach  of  Section  5.13(a),  the  Board of  Directors  of USPB may
          recommend to Sellers that Sellers terminate this Agreement pursuant to
          Section  7.1(j)(ii).  Concurrently  with or  after  such  termination,
          National   and/or  Sellers  may  enter  into  any  letter  of  intent, memorandum of understanding, agreement in principle, merger agreement, acquisition  agreement,  option

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          agreement,  joint venture  agreement,  partnership  agreement or other similar agreement with respect to such Superior Proposal.

          (e)  Superior  Proposal.   "Superior   Proposal"  means  a  bona  fide
     Acquisition  Proposal on terms and conditions  which the Board of Directors of USPB determines in good faith are (considering such factors as the Board of Directors  deems  appropriate,  including the  likelihood of completion)
     more favorable to Sellers than those set forth in this Agreement.

          (f) Fiduciary  Termination  Fee. If (i) Sellers or National  receive a
     Superior  Proposal,  (ii) the Board of  Directors of USPB issue a Change of
     Recommendation  pursuant to this Section 5.13, and (iii) Sellers  terminate this Agreement  pursuant to Section 7.1(j),  then Sellers shall cause to be paid by National to Buyer, within 60 days after the termination, the amount of  $25,000,000  plus all  costs of Buyer  incurred  in the  United  States related to the negotiation and  implementation  of the  transactions  under this Agreement including costs of legal counsel, consultants, advisors, due diligence, and printing.

     5.14 Member Approval.  USPB shall promptly after the date of this Agreement give all required notices and take all action necessary to notify its members of a meeting  to seek  approval  of the  contemplated  transactions  to mail to its members information  relevant to their vote and as required under the Applicable
Law. The Board of Directors of USPB shall:

          (a) promptly and duly call, give notice of, convene and hold a meeting of its  members  within 30 days  after the date of this  Agreement  for the purpose of obtaining approval of the transactions contemplated hereby;

          (b) recommend to its members approval of the contemplated transactions hereby; and

          (c) take all commercially reasonable action to solicit and obtain such member approval, subject to this Section 5.14.

     5.15 Creation of Advisory Board. Buyer shall establish an Advisory Board to consult with and advise the management of Buyer's United States beef  processing operations on matters pertaining to cattle  procurement,  processing  operations and strategy (the "Advisory Board"). The Advisory Board shall include one member representing USPB so long as USPB owns interests in National,  its successors or
JBS,  S.A.  Buyer  agrees that the  Advisory  Board shall meet at least once per quarter and more frequently to the extent appropriate.

     5.16 JBS Shareholder Approval.  Buyer shall promptly after the date of this
Agreement give all required  notices and take all action necessary to notify its shareholders  of a meeting to seek  approval  of the  transactions  contemplated hereby and mail to its  shareholders  information  relevant to their vote and as required under the Applicable Law. The Board of Directors of Buyer shall:

          (a) promptly and duly call, give notice of, convene and hold a meeting of its shareholders, which meeting shall be held within 30 days of the date of the Agreement, for the purpose of obtaining approval of the transactions contemplated hereby;

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (b)  recommend  to  its  shareholders  approval  of  the  contemplated transactions under this Agreement; and

          (c) take all  commercially  reasonable  action to  solicit  and obtain shareholder approval.

     5.17 Consulting Contract.  Buyer and Miller will negotiate in good faith to establish a consulting contract upon mutually agreeable terms. Neither Buyer nor
Miller are  obligated to enter into a  consulting  contract if the terms are not agreeable. Inability to reach an agreement will not have any impact on any other terms or conditions of the Sale.

     5.18 Supplementation and Amendment of Schedules. From time to time prior to the Closing,  National  shall have the right to supplement or amend the National
Disclosure  Schedule  with  respect  to any prior  matter  discovered  after the delivery of the National Disclosure Schedule pursuant to this Agreement;  or any matter arising subsequent to the date of this Agreement  provided,  however,  no such  supplement or amendment  shall have any effect on the  satisfaction of the conditions to Closing set forth in Section 6.2(a) except as provided therein.

     5.19 USPB  Noncompetition  Agreement.  For a period of five  years,  or the maximum  time  permitted  by law  provided  that such time does not exceed  five years,  after  Closing  USPB  agrees  that it will not own or  operate  a cattle slaughter and processing facility in the United States, provided,  however, USPB may own publicly traded  securities or other similar publicly traded  investment interests in a publicly  traded company that  slaughters  and processes  cattle.
Notwithstanding  the foregoing,  the ownership of the publicly traded  interests shall not be permitted if they allow USPB to materially control or influence the operations of said publicly traded companies.

     5.20 NBPCO  Noncompetition  Agreement.  For a period of five years,  or the maximum time permitted by law provided that such time does not exceed five years after Closing,  NBPCO will not own or operate a cattle  slaughter and processing facility in the United  States other than those  facilities  acquired from Tyson
Foods,  Inc.,  provided,  however,  NBPCO may own publicly traded  securities or other similar publicly traded investment  interests in a publicly traded company that  slaughters  and  processes  cattle.  Notwithstanding  the  foregoing,  the ownership of the publicly traded  interests shall not be permitted if they allow
NBPCO to materially  control or influence the operations of the publicly  traded companies.  If Buyer and NBPCO or its affiliate BPI,  and/or any other affiliate of BPI enter into other agreements with Buyer or Buyer's affiliates  relating to
cattle  slaughter  and  processing   facilities  and  those  agreements  contain
noncompetition provisions between NBPCO, BPI, and/or BPI's affiliates, and Buyer or its affiliates,  then the noncompetition provisions in those other agreements shall  supercede the  provisions in this Section 5.20 without any further action by the Parties to this Agreement.

     5.21 Buyer Trading of JBS Stock. Buyer agrees that Buyer or Buyer's related family owners holding Buyer Stock (all such Persons and entities  referred to as
"Buyer  Stockholders"),  if allowed to trade shares during a period when the JBS
Stock Price is determined,  may have the appearance of influencing the JBS Stock
Price.  Buyer covenants that Buyer Stockholders will not buy or sell Buyer Stock in the 30 day period  prior to Closing and should any Buyer

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

Stockholders  trade  Buyer Stock in the 30 day period  prior to  Closing,  Buyer shall  immediately,  but not later than 24 hours  after the close of the trading day,  report the trades to Sellers in writing.  Buyer agrees that Sellers retain all rights to obtain  Sellers  JBS Stock at the fair traded  market  value under this Agreement free of any stock price manipulation.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's  Obligation.  The respective  obligations of
Sellers and Buyer to effect the transactions  contemplated  under this Agreement are  subject  to the  satisfaction,  on or prior  to the  Closing  Date,  of the following conditions:

          (a) the waiting period (and any extension thereof) under any Antitrust
     Laws,  including the HSR Act,  applicable to the transactions  contemplated under this Agreement shall have been terminated or shall have expired,  and all clearances,  approvals, or Consents under any Antitrust Laws, including under the Antitrust Laws of applicable foreign jurisdictions,  as disclosed to Seller upon  execution  of this  Agreement  shall have been  obtained or expired, as the case may be;

          (b)  no  temporary   restraining   order,   preliminary  or  permanent
     injunction or other order issued by any  Government  Entity  preventing the consummation of the transactions  contemplated by the Transaction Documents shall be in effect; and

          (c) no  action  shall  have  been  taken  nor  any  statute,  rule  or regulation  shall have been  enacted or  promulgated  by any United  States
     Governmental  Entity that prohibits  consummation  of the Sale or the other transactions contemplated hereby.

     6.2  Conditions to Obligation Of Buyer.  The  obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing Date, of the following  conditions  unless waived, in whole or in part, by Buyer:

          (a) each of the  representations  and warranties of National set forth in this Agreement shall be true and correct in all material  respects as of the date of this  Agreement  and, shall be true and correct in all material respects as of the Closing Date (after giving effect to any  supplements to the  National  Disclosure  Schedule  pursuant to Sections  5.4 and 5.18) as though  made on and as of such time (other  than such  representations  and warranties  that  are  made as of  another  date,  which  shall be true and correct as of such date);  provided,  however, that this condition shall be deemed to have been satisfied  unless the individual or aggregate impact of all  inaccuracies  of such  representations  and  warranties  would  have a
     Material  Adverse  Effect as of the time made.  Buyer  shall have  received certificates  signed on behalf  of  National  by an  executive  officer  of
     National to such effect.

          (b) National shall have performed or complied in all material respects with all  covenants  under  Sections  5.1,  5.2,  and 5.4 except where such compliance or performance  would not result in a Material Adverse Effect at or prior to the  Closing  Date.  Buyer  shall have  received a  certificate signed on behalf of  National by an  executive  officer of National to such effect;

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          (c) each Seller  shall have  delivered  to Buyer a duly  executed  and
     acknowledged  certificate,   in  compliance  with  the  Code  and  Treasury
     Regulations,  certifying such facts as to establish that such Seller's sale of its National  Interests and any other transactions  contemplated  hereby are exempt from withholding pursuant to Section 1445 of the Code;

          (d) all documents,  instruments,  certificates or other items required to be delivered at the Closing by National  pursuant to this  Agreement and as listed on National Disclosure Schedule 6.2(d) shall have been delivered;

          (e) the transactions  contemplated  hereby shall have been approved by
     Buyer's Shareholders Assembly; and

          (f) each Seller shall have executed an  assignment  of the  applicable
     National Interests in the form attached hereto as Exhibit E.

     6.3  Conditions to Obligations  of Sellers.  The  obligations of Sellers to effect the transactions  contemplated hereby is subject to the satisfaction,  on or prior to the Closing Date,  of the following  conditions  unless  waived,  in whole or in part, by Sellers:

          (a) each of the  representations  and warranties of Buyer set forth in this Agreement  shall be true and correct in all material  respects both as of the date of this  Agreement and as of the Closing Date as though made on and as of such time (other than such  representations  and warranties  that are made as of another date,  which shall be so true and correct as of such date); provided,  however, that this condition shall be deemed to have been satisfied  unless the individual or aggregate impact of all inaccuracies of such representations and warranties materially adversely affect the ability of Buyer to timely  consummate  the sale or any of the  other  transactions contemplated  hereby.  Sellers shall have received  certificates  signed on behalf of Buyer by an executive officer of Buyer to such effect;

          (b) Buyer shall have  performed or complied in all  material  respects with all  obligations  and  covenants  required to have been  performed  or complied  with  by it  under  this  Agreement  and  the  other  Transaction
     Documents at or prior to the Closing Date,  and Sellers shall have received a certificate  signed on behalf of Buyer by an executive  officer of Buyer, respectively, to such effect;

          (c)  all   documents,   instruments,   certificates   or  other  items
     (including,  without  limitation,  the  payments  to be made at the Closing pursuant  hereto)  required  to be  delivered  at the  Closing by Buyer and listed on Buyer Disclosure Schedule 6.3(c) pursuant to this Agreement shall have been  delivered  including  without  limitation  the  evidence of: (i)
     clearance  duly  issued by CVM with  respect  to the  Sellers  JBS Stock to
     Sellers listed on Exhibit B; and (ii) the OTA relating to Sellers JBS Stock duly executed by its legal  representatives  and if the evidence in Section
     6.3(c)(i) and (ii) is not delivered by Buyer to Sellers at Closing, Sellers may demand a cash payment as provided in Section 1.3.

          (d) the  transactions  contemplated  by this Agreement shall have been approved by the members of USPB.

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                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination.  This Agreement and the transactions  contemplated  hereby may be terminated prior to the Closing and the sale may be abandoned at any time prior to the Closing Time:

          (a) Mutual Consent. By mutual written consent of Buyer and Sellers;

          (b) By  Sellers:  Breach.  By  Sellers,  if there  shall have been any breach by Buyer,  of any covenant or agreement set forth in this Agreement, which breach:

               (i) would give rise to the failure of a condition  to the Closing
          (testing each Closing condition as it pertains to the breach as if the date of  termination  were  the  Closing  Date)  in the  favor  of the terminating Party; and

               (ii)  cannot be cured by Buyer,  or has not been  cured by Buyer, within 20 days  (the  "Cure  Period")  following  receipt  by Buyer of written notice of such breach;  provided,  however,  that the right to terminate this Agreement  under this Section  7.1(b)(ii)  shall not be available  to Sellers if they have failed to perform or observe in any
          material  respect  any  covenant  or  obligation   contained  in  this
          Agreement  where such  breach or failure to perform at the time of the exercise of the termination  right would give rise to the failure of a condition set forth in Section 6.2(a),  (testing the Closing condition as it  pertains  to the breach or failure to perform as if the date of the exercise of the termination right were the Closing Date);

          (c) By  Sellers:  Buyer's  Failure To  Provide  Financing  Notice.  By
     Sellers if Buyer has not  delivered to Sellers by March 31, 2008, a written confirmation representing that Buyer has the financing and approvals to pay to Sellers  the Buyer  Stock and cash  payable at Closing  (the  "Financing
     Representation").  If Buyer does not provide such Financing  Representation to Sellers  regarding  adequate  financing  and approvals by March 31, 2008
     (the "Financing  Approval  Date"),  or such later  Financing  Approval Date which Sellers in their sole discretion  grant an extension,  this Agreement shall terminate and Buyer shall be subject to the payment obligations under
     Section 7.3;

          (d)  Failure  to  Finance  After  Commitment.  If Buyer  provides  the
     Financing  Representation  under Section 7.1(c) and Buyer does not have the financing at Closing, then: (i) Buyer agrees to pay Sellers the Termination
     Fee (as defined in Section 7.3) within ten days after  written  notice from
     Sellers;  (ii) Sellers may enforce or terminate this  Agreement;  and (iii)
     Sellers have all remedies  available  to them under this  Agreement  and at law;

          (e) By Buyer: Breach. By Buyer if:

               (i) there  shall have been any breach by  National  or Sellers of any covenant or agreement set forth in this Agreement, which breach:

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                    (A) would  give rise to the  failure of a  condition  to the
               Closing  (testing  each such Closing  condition as it pertains to such breach as if the date of termination  were the Closing Date)
               in the favor of Buyer; and

                    (B) cannot be cured by National or Sellers,  or has not been cured by National or Sellers,  within the Cure Period,  provided, however,  that the right to terminate this  Agreement  under this
               Section  7.1(e)  shall  not be  available  to Buyer if Buyer  has failed to perform or observe in any material respect any covenant or obligation  contained in this  Agreement  where such breach or failure to perform at the time of the exercise of the termination right would give rise to the failure of a condition  set forth in
               Section  6.3(a)  or  6.3(b),  as  applicable  (testing  each such
               Closing  condition  as it  pertains  to such breach or failure to perform as if the date of the exercise of the  termination  right were the Closing Date);

               (ii)  there  is a  false  representation  or  warranty  given  by
          National  under  Article III, in which the  difference at the time the representation  was given between a true  representation  and warranty and the false  representation and warranty would be a Material Adverse
          Effect to National.

          (f) By Buyer:  Act of God. If an Act of God occurs after  execution of the agreement and before  Closing that causes a Material  Adverse Effect on
     National or its  Subsidiaries  and is not fully covered and  indemnified by insurance  (subject  to  customary  deductibles)  under  which  National or
     Subsidiaries are the covered  beneficiaries,  then Buyer may terminate this
     Agreement  by written  notice to  National  and  Sellers  within 10 days of notice of the act of god;

          (g) Either Party; failure of member/shareholder approval.

         Buyer or Sellers may terminate this Agreement if:

               (i)  the  members  of  USPB  do  not  approve  the   transactions
          contemplated  under this Agreement by 30 days after  execution of this
          Agreement; or

               (ii) the  shareholders  of JBS fail to approve  the  transactions contemplated  under this Agreement by 30 days after  execution of this
          Agreement.

     Buyer and  Sellers  agree to  promptly  notify  each other in writing  upon approval of the transactions by their respective  shareholders and members,  and if the Party elects to terminate  the  Agreement as provided  under this Section
7.1(g);

          (h) Court  Order.  By either  Buyer or Sellers if a court of competent jurisdiction  or other  Governmental  Entity  shall  have  issued an order, decree  or  ruling or taken  any  other  action,  in each case  permanently restraining,  enjoining or otherwise  prohibiting  the  consummation of the
     sale  or  otherwise  prohibiting  the  transactions   contemplated  by  the
     Transaction  Documents and such order, decree, ruling or other action shall have become final and nonappealable, or there shall be any statute, rule or
     regulation  enacted  or  promulgated  by  any  Governmental   Entity  which
     prohibits  the  consummation  of  the  sale  or  otherwise   prohibits  the
     transactions contemplated by the Transaction Documents;

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (i) Failure to Close Before Expiration.  By either Buyer or Sellers if the Closing  shall not have  occurred  for any reason on or before the date
     360 days after the date of execution of this Agreement  unless that date is extended by National at National's election; provided that if a Cure Period has not  expired  prior to date,  then the Party  entitled to cure a breach during the Cure Period shall have the right to extend the Termination  Date to the first Business Day after the last day of such Cure Period (the above date as it may be extended in accordance  with the terms of this Agreement, the "Termination  Date");  provided,  however,  that the right to terminate this  Agreement  under this  Section  7.1(i)  shall not be available to any
     Party  whose  failure to perform or  observe in any  material  respect  any covenant or obligation contained in this Agreement has been the cause of or resulted in the failure of the Closing of the transactions  contemplated by this Agreement to occur on or before the Termination Date; and

          (j) Sellers Superior Proposal.  By Sellers, to the extent permitted by
     Section 5.13(d)(ii), if at any time before the Closing all of the following conditions are met:

               (i) the USPB Board of Directors  recommends  to Sellers that they enter  into an  agreement  with  respect to a  Superior  Proposal  and
          Sellers notify Buyer in writing that they intend to enter into such an agreement, attaching a summary of the material terms thereof; and

               (ii)  Buyer  does not make,  within 30  Business  Days  after the receipt  of  Sellers'  written  notification  of their  or  National's intention to enter into a binding agreement for a Superior Proposal, a written  offer that the USPB Board of  Directors  determines,  in good faith consistent with its fiduciary  obligations  under Applicable Law after consultation with its legal counsel and financial advisor, is at least as favorable as the Superior Proposal.  To the extent the 30 day period in this Section  7.1(j)  extends  beyond the  Termination  Date determined  under other Sections of this  Agreement,  the  Termination
          Date  shall be  extended  until  the end of the 30 day  period in this
          Section 7.1(j)(ii).

          (k) Notice of Termination.  Any  termination  pursuant to this Section
     7.1 (other than a termination pursuant to Section 7.1(a)) shall be effected by written notice from the Party so terminating to the other Parties, which notice shall specify the Section  pursuant to which this Agreement is being terminated.

     7.2  Effect  of  Termination.  In the  event  of the  termination  of  this
Agreement by either Buyer or Sellers as provided in Section 7.1, this  Agreement shall forthwith  become void and of no further force or effect with no liability or  obligation  hereunder  on the  part of  Buyer,  National,  Sellers  or their respective Affiliates, officers, directors, employees or stockholders, except:

          (a) Articles VII and VIII (except  Sections 8.1, 8.2, 8.12,  8.20, and
     8.21) and Exhibit A shall survive such termination; and

          (b) Except for Buyer's failure to provide the Financing Representation as required by Section 7.1(c) and the  corresponding  payment to Sellers of the Termination Fee in Section 7.3, in which case other than the payment of fees and expenses under Section 8.17(c),  Buyer has no further liability to
     Sellers, the liability of any Party for any willful breach by such

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     Party of the  covenants  or  agreements  of such  Party  set  forth in this
     Agreement  occurring  prior  to the  termination  of this  Agreement  shall survive the termination of this Agreement and the non-breaching Party shall be entitled to pursue any and all legally  available  remedies  and to seek the  recovery of all losses,  liabilities,  damages,  costs and expenses of every kind and nature including reasonable attorneys' fees.

     7.3  Termination  Fee.  Notwithstanding  anything in this  Agreement to the contrary, if:

          (a) the Closing does not occur and this Agreement is terminated;

          (b) Buyer fails to provide to Sellers the Financing  Representation as provided in Section 7.1(c) by March 31, 2008 or a later date as extended by
     Sellers in their sole discretion; or

          (c) Buyer  provides the Financing  Representation  to Sellers and then
     Buyer does not have  adequate  financing  to pay amounts due at the Closing under Section 7.1(d);

then Buyer shall pay or cause to be paid to National by 60 days after occurrence of an event in Section  7.3(a),  (b), or (c) a cash amount equal to  $25,000,000 plus all costs of National and Sellers  incurred in the United States related to the  negotiation and  implementation  of the  transactions  under this Agreement included in a written  notice  from  Sellers to Buyer  including  costs of legal counsel,  consultants,  advisors,  data room, due  diligence,  and printing (the
"Termination  Fee"),  provided,  however,  that the Termination Fee shall not be paid by Buyer in the event that:

               (i) this  Agreement  is  terminated  pursuant  to Section  7.1(a)
          (mutual termination) or Section 7.1(e) (Buyer's termination);

               (ii) the members of USPB fail to approve this  Agreement  and the contemplated  transactions  under  this  Agreement  by 30  days  after execution of the agreement;

               (iii) the  shareholders of JBS fail to approve this Agreement and the  contemplated  transactions  under this Agreement by 30 days after execution of this Agreement;

               (iv) the FTC or DOJ, in response  to the  notifications  required under Section  5.10(a),  unconditionally  disapprove the  transactions contemplated in the Transaction Documents such that no possible appeal or remedy, including any sale, divestiture of disposition of assets or businesses,  remains  available to Buyer to effect the  resolution  of objections or concerns by the FTC or DOJ;

               (v)  Sellers  terminate  this  Agreement  after  acceptance  of a
          Superior Proposal; or

               (vi) an Act of God occurs  and Buyer  terminates  this  Agreement pursuant to Section 7.1(f).

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     7.4 Return of  Documentation.  Following  termination  of this Agreement in accordance  with Section  7.1,  Buyer shall  return all  agreements,  documents, contracts,  instruments,  books,  records,  materials and all other  information regarding  National or any of its Subsidiaries or other  Affiliates  provided to
Buyer  or any  representatives  of  Buyer in  connection  with the  transactions contemplated by this Agreement or the other  Transaction  Documents.  Nothing in
this   Section  7.4  shall   diminish  any   obligations   of  Buyer  under  the
Confidentiality Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Indemnification.

          (a) Indemnification for Breach of National Representation or Warranty.
     Sellers  hereby agree to indemnify,  hold harmless and defend Buyer and its successors  and  assigns  from and  against,  and to  reimburse  Buyer with respect  to, any and all losses  incurred  by Buyer by reason of or arising out of or in  connection  with any  material  breach or  inaccuracy  of any representation  or  warranty  of  National  made in this  Agreement  or the schedules  or  exhibits to this  Agreement,  provided,  however,  that such indemnification  shall be available only with respect to any representation or warranty if:

               (i) such breach or inaccuracy of the  representation  or warranty was subject to National's Knowledge as of the date made;

               (ii) such representation and warranty contained  misstatements or omissions  resulting  from  negligence on the part of National,  which were not  subsequently  corrected  or rendered  accurate  prior to the
          Closing Time;

               (iii)  Buyer did not  become  aware of the  breach or  inaccuracy until after the Closing Time; and

               (iv) the breach or inaccuracy of such representation and warranty gave rise to "Material Losses" as defined below.

          (b) Indemnification  for Breach of Seller  Representation or Warranty.
     Each Seller  agrees to  indemnify,  hold  harmless and defend Buyer and its successors  and  assigns  from and  against,  and to  reimburse  Buyer with respect  to, any and all losses  incurred  by Buyer by reason of or arising out of or in  connection  with any  material  breach or  inaccuracy  of any representation  or  warranty  made by such  Seller  in  Article  II of this
     Agreement or the Seller's Disclosure Schedule contemplated in Article II of this  Agreement,  provided,  however,  that each Seller  shall only have an obligation to indemnify Buyer under this Section 8.1(b) if:

               (i) such  representation or warranty  contained  misstatements or omissions resulting from negligence on the part of the Seller; and

               (ii) Buyer did not become  aware of the breach or  inaccuracy  of the Seller's representation or warranty until after the Closing Date.

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (c) Definitions. As used in this Section 8.1, the term "Losses" means:

               (i) all losses,  damages, costs and expenses,  including interest from the date of any such loss to the time of payment,  and penalties;
          and

               (ii) any and all out-of-pocket costs including without limitation reasonable expenses of investigation,  reasonable  attorneys' fees (at trial,  on appeal,  in connection  with any petition for review and in
          any  agency  proceedings)  and  reasonable   consulting,   expert  and
          accounting  fees incurred in  investigating,  defending or prosecuting any claim.

     As used in this  Section  8.1,  the term  "Material  Losses"  means  losses attributable to breaches or inaccuracies  in any  representation  or warranty of
National which in the aggregate exceed $5,000,000.

          (d) Limitations on Indemnification. Notwithstanding the foregoing, the maximum  aggregate  liability  of Sellers  under  Section  8.1(a)  shall be limited to $100,000,000. Any representation, warranty or schedule that is a misrepresentation  or omission by National  constituting actual and knowing fraud by National in the context in which it was given shall not be subject to any limitation on liability in Sections 8.1(c) and 8.1(d).

          (e) Seller's Obligations. The obligations of the various Sellers under this Agreement  shall be several and not joint.  The maximum amount of each
     Seller's  obligation to indemnify  Buyer under Section 8.1(a) is limited to
     Seller's Portion of the total amount payable to Buyer under Section 8.1(a).
     If a Seller is responsible  for a breach of a  representation  and warranty under Section 8.1(b) that breaching  Seller is obligated to indemnify Buyer
     under  Section  8.1(b).  The  amount  for  each  Seller's   indemnification
     obligation is defined as the "Seller's Obligation Amount."

          (f)  Procedure  for  Claims  by  Buyer.   If  Buyer  intends  to  seek
     indemnification  under this Section 8.1, Buyer shall provide to each of the
     Sellers   written  notice  of  the  existence  of  such  claim  within  the appropriate  claim period under Section 8.2(a) and Section 8.2(b) including
     specific  and  detailed   information   regarding  the  alleged  breach  or
     inaccuracy and  information  supporting the amount of such material loss. A claim for  indemnification  by Buyer must be made in the appropriate  Claim
     Period and a claim for indemnification by Buyer from Sellers outside of the appropriate  Claim Period is not valid.  Sellers  shall have a period of 60 days in which to review the written notice and related information provided by Buyer and to request reasonable additional information regarding Buyer's
     claim  for  indemnification,   which  additional  information  Buyer  shall
     promptly  provide.  Within 15 Business Days following the end of the 60 day review  period  specified  above,  either each  Seller  shall pay Buyer the applicable  Seller's  obligation  amount,  or Sellers shall reject  Buyer's claim for  indemnification  hereunder.  In the  event of such a  rejection,
     Buyer  shall  have all rights  and  remedies  under law to pursue the claim subject to the limitations on liability in this Agreement.

          (g) Sole Remedy. Except for any representation,  warranty, or schedule that is a misrepresentation or omission by National constituting actual and knowing  fraud  by  National  in the  context  it was  given,  the  Parties acknowledge and agree that, the sole and exclusive remedy for any breach or inaccuracy,  or alleged  breach or  inaccuracy,  of any  representation  or

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     warranty  or  certificates  delivered  by  National  to  Buyer  under  this
     Agreement will be  indemnification  in accordance with this Section 8.1. In furtherance  of the foregoing,  Buyer hereby waives,  to the fullest extent permitted by Applicable Law, any and all other rights,  claims,  and causes of action  (including  rights of  contributions,  if any) that may be based upon,  arise  out of,  or relate  to this  Agreement,  or the  negotiation, execution,  or performance of this Agreement  (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any  representation  or  warranty  made in or in  connection  with  this
     Agreement  or as an  inducement  to enter  into this  Agreement),  known or unknown,  foreseen or  unforeseen,  which exist or may arise in the future, that it may have  against  the other  arising  under or based  upon any law
     (including any such law under or relating to environmental matters), common law, or otherwise.

          (h)   Indemnification   For   Miller,   Klein   Employment   Payments.
     Notwithstanding  the limitations of Sections 8.1(c) and 8.1(d), the Sellers shall  indemnify the Buyer upon ten days written notice of an obligation to pay for  claims  made by  Miller  or  Klein  for  compensation  in any form resulting from  obligations  owed by National to Miller or Klein other than
     obligations  under  employment   agreements  between  National  and  miller
     (including  the  agreement  between John R. Miller  Enterprises  III,  LLC,
     Miller and National  regarding aircraft use, expense and reimbursement) and
     National  and  Klein  at the date  this  Agreement  is  entered  into.  The indemnification by Sellers to Buyer under this Section 8.1(h) shall be on a dollar for dollar basis for each dollar of obligation determined to be owed by  National  to Miller or Klein.  If Miller or Klein  make such a claim to
     National,  National  shall  notify  Sellers in  writing  within ten days of receipt of the claim and the  Sellers  (other  than  Miller or Klein to the extent they made the claim) shall be allowed to  participate in the defense of the claim and must consent to any settlement of the claim.

     8.2  Limited Survival of Representations, Warranties.

          (a) Sellers. Sellers  representations,  warranties and any certificate delivered  by  Sellers  pursuant  to  this  Agreement  are  made  as of the execution of this Agreement and as of the Closing Date, and shall terminate
     180 days after the Closing Date or upon the  termination  of this Agreement pursuant to Section 7.1,  whichever is earlier.  The Claim Period for Buyer
     to  make  a  claim   against  any  Seller  for  a  breach  of  any  Sellers
     representations,  warranties or certificates  delivered by Sellers pursuant to this  Agreement is from after the Closing  until the date 180 days after the Closing Date.

          (b)   National.   National   representations,   warranties,   and  any
     certificates delivered by National or an officer of National are made as of the execution of this Agreement and as of the Closing Date (with updates as provided in Sections 5.4 and 5.18) and shall  terminate two years after the
     Closing Date or upon  termination of this Agreement,  whichever is earlier.
     The Claim Period for Buyer to make a claim against  Sellers for a breach of any  National  representations,  warranties,  or  certificate  delivered by
     National  pursuant to this  Agreement  is from after the Closing  until the date two years after the Closing.

          (c) No  Limitation.  Other than the  representations,  warranties  and certificates  referred to in Section  8.2(a) and 8.2(b),  this  Section 8.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates  performance,  or creates rights or remedies,  after:

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     (i) the Closing Time,  including  without  limitation,  those  contained in
     Article I and this Article VIII,  and Sections 5.6,  5.7,  5.8,  5.19,  and
     5.20; or (ii) the termination of this Agreement, pursuant to Article VII.

     8.3  Amendment  and  Waiver.  This  Agreement  may only be  amended  if the amendment is set forth in a writing  executed by the  Parties.  No waiver of any provision of this Agreement shall be binding unless the waiver is in writing and signed by the Party  against whom such waiver is to be  enforced.  No failure by any  Party  to  insist  upon  the  strict  performance  of any  covenant,  duty, agreement,  or  condition  of this  Agreement or to exercise any right or remedy with  respect to a breach of this  Agreement  shall  constitute  a waiver of any breach or any other covenant, duty, agreement, or condition.

     8.4  Notices.  All  notices,  demands,  and other  communications  given or delivered  under this  Agreement  will be in writing  and will be deemed to have been given when personally delivered or sent by facsimile transmission, or other electronic means of transmitting  written  documents,  or sent to the Parties at the respective  addresses  indicated below by registered or certified U.S. Mail, return  receipt  requested  and  postage  prepaid or by private  overnight  mail
courier  service.   Notices,  demands,  and  communications  sent  by  facsimile transmission or other electronic means must also be sent by regular U.S. Mail or by private overnight mail courier service to the Parties in order for the notice to be effective.  Notices, demands, and communications to the National, Sellers, or Buyer,  must, unless another address is specified in writing,  be sent to the address indicated below:

If to Buyer:       JBS S.A.

                   Joesley Batista
                   Chief Executive Officer
                   Av. Marginal Direita do Tiete, 500
                   Vila Jaguara
                   Sao Paulo - SP
                   Brazil
                   05118-100
                   Fax:  +011 55 11 314 44035

                   with a  copy  (which  copy  shall  not  constitute  notice  to
                   Buyer) to:

                   Francisco de Assis e Silva
                   Av. Marginal Direita do Tiete, 500
                   Vila Jaguara
                   Sao Paulo - SP
                   Brazil
                   05118-100
                   Fax:  +011 55 11 3144 4078

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                   JBS USA:

                   Wesley Batista
                   Chief Executive Officer
                   JBS Swift & Company
                   1770 Promontory Circle
                   Greeley, Colorado 80634
                   Fax:  (970) 346-2014

                   with a  copy  (which  copy  shall  not  constitute  notice  to
                   Buyer) to:

                   Chad Hamilton
                   JBS Swift & Company
                   1770 Promontory Circle
                   Greeley, Colorado 80634
                   Fax:  (970) 346-2010

If to National:    National Beef Packing Company, LLC
                   12200 Ambassador Drive, 5th Floor
                   Kansas City, Mo  64163
                   Attention:  General Counsel
                   Fax:  (816) 713-8889

                   with a  copy  (which  copy  shall  not  constitute  notice  to
                   National) to:

                   Blackwell Sanders, LLP
                   4801 Main Street, Suite 1000
                   Kansas City, Mo  64112
                   Attention:  John Brungardt
                   Fax:  (816) 983-8080

If to Sellers:     U.S. Premium Beef, LLC
                   P.O. Box 20103
                   Kansas City, Mo 64195
                   Attention:  Steven D. Hunt
                   Fax: (816) 713-8810

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                   with  a  copy  (which  copy
                   shall not constitute notice
                   to USPB) to:

                   Mark J. Hanson
                   Ronald D. McFall
                   Stoel Rives LLP
                   33 South Sixth Street, Suite 4200
                   Minneapolis, MN 55402
                   Fax:  (612) 373-8881

                   French Basin Land & Cattle Co., LLC
                   299 South Main Street, Suite 2450
                   Salt Lake City, UT  84111
                   Attention:  John R. Miller
                   Fax:  (801) 961-1135

                   TKK Investments, LLC
                   10217 Hwy 92
                   Kearney, Mo  64060
                   Attention:  Timothy M. Klein
                   Fax:  (816) 713-8852

                   TMKCO, LLC
                   10217 Hwy 92
                   Kearney, Mo  64060
                   Attention:  Timothy M. Klein
                   Fax:  (816) 713-8852

                   S-B Enterprises V, LLC
                   2690 Telemark Drive
                   Park City, Ut  84060
                   Attention:  Scott H. Smith
                   Fax:  (435) 649 5675

                   John R. Miller
                   299 South Main Street, Suite 2450
                   Salt Lake City, Ut  84111
                   Fax:  (801) 961-1135

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                   Timothy M. Klein
                   10217 Hwy 92
                   Kearney, Mo  64060
                   Fax:  (816) 713-8852

                   NBPCO Holdings, LLC
                   891 Two Rivers Drive
                   Dakota Dunes, SD  57049
                   Attention:  Rich Jochum
                   Fax:  (605) 217-8001

                   with a  copy  (which  copy  shall  not  constitute  notice  to
                   NBPCO):

                   Michael M. Hupp
                   Attention:  Koley Jessen P.C., LLO
                   1125 S 103rd St., Ste 800
                   Omaha, NE  68124
                   Fax:  (402) 390-9005

     Any of the above  addresses  may be changed at any time by notice  given as provided  above;  provided,  however,  that any such notice of change of address shall be effective only upon receipt.

     8.5 Binding  Agreement  Assignment.  Neither this  Agreement nor any of the rights,  interests  or  obligations  hereunder  shall be  assigned by any of the
Parties  hereto,  whether by operation of law or otherwise;  provided,  however,
Buyer may assign this  Agreement  to a wholly  owned  United  States  subsidiary provided no such assignment shall effect a release of Buyer from its obligations under  this  Agreement  and  Buyer  shall  remain  fully  liable  for  all  such obligations.

     8.6 Severability.  Whenever possible, each provision of this Agreement will be  interpreted  in such a manner as to be effective and valid under  Applicable
Laws,  but if any  provision of this  Agreement is held to be  prohibited  by or invalid under  Applicable  Laws, such provision will be ineffective  only to the extent of such prohibition or invalidity,  without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.7  Other  Definitional  Provisions.  The  terms  "hereof,"  "herein"  and
"hereunder"  and terms of similar import will refer to this Agreement as a whole and  not to any  particular  provision  of  this  Agreement.  Article,  Section, paragraph, clause, subsection, Exhibit and Schedule references contained in this
Agreement are references to Articles, Sections, clauses,  subsections,  Exhibits and Schedules in or attached to this Agreement, unless otherwise specified. Each defined term used in this  Agreement  has a comparable  meaning when used in its plural or singular form.  Each gender specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender neutral form.
Whenever the terms "include" or "including" are used in this Agreement  (whether or not such terms are  followed  by the phrase  "but not limited to" or "without limitation"  or words of similar  effect) in connection  with a listing of items within a  particular  classification,  that listing  will be  interpreted  to be illustrative

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that  classification.  Each  reference in this Agreement to any
Applicable Laws will be deemed to include such Applicable Laws as they hereafter may be amended,  supplemented  or modified  from time to time and any  successor thereto,  unless such  treatment  would be contrary to the express terms of this
Agreement.  Any term  used but not  defined  in this  Agreement  shall  have the meaning  given to the term in Exhibit A, which  Exhibit A is  incorporated  into this Agreement by reference.  Whenever any amount is stated in this Agreement in
"dollars" or by reference to the "$" symbol,  such amount shall be United States dollars (unless a contrary intention appears) and will, when the context allows, include equivalent amounts in other currencies.

     8.8 Captions.  The captions used in this  Agreement are for  convenience of reference  only and do not  constitute a part of this  Agreement and will not be deemed  to limit,  characterize,  or in any way  affect  any  provision  of this
Agreement,  and all  provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     8.9 Entire  Agreement.  This  Agreement  (including  the  Exhibits  and the
Schedules), the agreements, documents, instruments,  certificates referred to in this Agreement or delivered pursuant to this Agreement,  and the Confidentiality
Agreement  contain the entire  agreement  between the Parties and  supersede any prior  understandings,  agreements or representations by or between the Parties, written or oral, which may have related to the subject matter in any way.

     8.10 Counterparts And Facsimile Signatures.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be  considered  one and the same  agreement  and shall become effective when one or more  counterparts have been signed by each of the Parties and delivered to the other Parties,  it being  understood  that all Parties need not sign the same counterpart.

     8.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS,
EACH OF THE PARTIES  IRREVOCABLY  WAIVES AND  COVENANTS  THAT IT WILL NOT ASSERT
(WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY
FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND,  ACTION OR CAUSE OF ACTION ARISING
IN WHOLE OR IN PART  UNDER,  RELATED  TO,  BASED ON OR IN  CONNECTION  WITH THIS
AGREEMENT  OR THE  SUBJECT  MATTER  HEREOF,  WHETHER NOW  EXISTING OR  HEREAFTER
ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO
MAY FILE AN ORIGINAL  COUNTERPART  OR A COPY OF THIS SECTION 8.11 WITH ANY COURT
AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT
TO TRIAL BY JURY.

     8.12 Public  Announcements.  Prior to the Closing, no Party shall issue any press release or make any public statement with respect to this Agreement or the transactions  contemplated hereby without the prior written consent of the other
Parties  (which  consent shall not be  unreasonably  withheld),  except that any
Party may make any disclosure  required by Applicable  Laws  (including  federal securities  laws) if it  determines  in good  faith  that it, or any

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

Subsidiary thereof, is required to do so. A Party, with respect to the each such disclosure,  shall  provide the other Parties with prior notice and a reasonable opportunity to review the disclosure.

     8.13  Jurisdiction.   EXCEPT  AS  OTHERWISE   EXPRESSLY  PROVIDED  IN  THIS
AGREEMENT,  THE PARTIES  AGREE THAT ANY SUIT,  ACTION OR  PROCEEDING  SEEKING TO
ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION
WITH, THIS AGREEMENT OR THE  TRANSACTIONS  CONTEMPLATED  THIS AGREEMENT SHALL BE
BROUGHT IN THE COURT OF CHANCERY  OF THE STATE OF  DELAWARE  (OR, IN THE CASE OF
ANY  CLAIM  AS TO  WHICH  THE  FEDERAL  COURTS  HAVE  EXCLUSIVE  SUBJECT  MATTER
JURISDICTION,  THE FEDERAL COURT OF THE UNITED STATES OF AMERICA) SITTING IN THE
STATE  OF  DELAWARE,   AND  EACH  OF  THE  PARTIES  CONSENTS  TO  THE  EXCLUSIVE
JURISDICTION  OF THOSE COURTS (AND OF THE APPROPRIATE  APPELLATE  COURTS) IN ANY
SUIT,  ACTION OR  PROCEEDING  AND  IRREVOCABLY  WAIVES,  TO THE  FULLEST  EXTENT
PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
OF THE VENUE OF ANY SUIT,  ACTION OR  PROCEEDING  IN ANY OF THOSE COURTS OR THAT
ANY SUIT,  ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY OF THOSE COURTS HAS BEEN
BROUGHT IN AN INCONVENIENT FORUM.  PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY
BE SERVED ON ANY PARTY  ANYWHERE  IN THE WORLD,  WHETHER  WITHIN OR WITHOUT  THE
JURISDICTION OF ANY OF THE NAMED COURTS.  WITHOUT  LIMITING THE FOREGOING,  EACH
PARTY AGREES THAT SERVICE OF PROCESS ON IT BY NOTICE  AS PROVIDED IN SECTION 8.4
SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS.

     8.14 Governing Law. ALL QUESTIONS  CONCERNING THE  CONSTRUCTION,  VALIDITY,
ENFORCEMENT  AND  INTERPRETATION  OF THIS  AGREEMENT  SHALL BE  GOVERNED  BY THE
INTERNAL LAW OF THE STATE OF DELAWARE,  WITHOUT  GIVING  EFFECT TO ANY CHOICE OF
LAW OR CONFLICT OF LAW  PROVISION  OR RULE  (WHETHER OF THE STATE OF DELAWARE OR
ANY OTHER  JURISDICTION)  THAT WOULD  CAUSE THE  APPLICATION  OF THE LAWS OF ANY
JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     8.15  Attorneys'  Fees. In any action or  proceeding  instituted by a Party arising in whole or in part under,  related to, based on or in  connection  with this  Agreement or the subject  matter  hereof,  the  prevailing  Party shall be entitled to receive from the losing Party reasonable  attorneys' fees, costs and expenses incurred in connection therewith, including any appeals therefrom.

     8.16 Parties in Interest.  This  Agreement  shall be binding upon and inure solely to the  benefit of each Party  hereto and its  successors  and  permitted assigns.  Nothing in this  Agreement is intended to confer upon any other Person any  rights or  remedies  of any  nature  whatsoever  under or by reason of this
Agreement except as expressly set forth herein.

     8.17 Expenses.

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                                       54

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (a) Fees for Agreement.  Each Seller will pay the Seller's  Portion of the fees and expenses  incurred by Sellers in connection  with the drafting of this Agreement.

          (b) Fees for Proxy Statement.  USPB will pay for all fees and expenses incurred  for the  proxy  statement  in  connection  with the  transactions contemplated under this Agreement.

          (c) Fees for Due  Diligence  Review.  National  will bear all fees and expenses incurred for the due diligence review (including the establishment of the data site and the preparation of the Schedules hereto).

          (d)  Antitrust  Filing Fee.  Buyer will bear (or to the extent paid by
     USPB or National,  Buyer will  reimburse) the filing fees under the HSR Act and the Antitrust  Laws in connection  with the  transactions  contemplated under this Agreement.

          (e)  Antitrust  Compliance.  Sellers  and  Buyer  agree to the  extent possible that Sellers (or USPB as the HSR Act filing  entity) shall jointly engage the same legal  counsel,  consultants  and  advisors and utilize the
     same  providers  for  printing,   administrative   and  other  services  to
     efficiently  complete the  compliance  with the HSR Act and Antitrust  Laws provided,  however,  Sellers (or USPB) agree not to interfere  with Buyer's directives  to such legal  counsel,  consultants  and  advisors to complete government  requirements  needed to complete  the Closing,  providing  such directives do not adversely  affect  Sellers,  USPB, or National.  National will pay all fees  (including  fees  incurred  by USPB),  other than filing fees,  for legal  counsel,  consultants,  advisors  and other  expenses  of compliance  with the HSR Act and Antitrust Laws incurred by Sellers,  USPB, or National of which, at Closing, Sellers will reimburse National for those fees and costs.

          (f)  Other  Fees.  Except  as  otherwise  expressly  provided  in this
     Agreement,  the Parties  shall each pay all of their own fees,  costs,  and expenses (including fees, costs, and expenses of legal counsel,  investment bankers,  advisors,  accountants,  brokers,  or other  representatives  and consultants  and appraisal  fees,  costs,  and  expenses)  incurred by such
     Person in connection  with the  preparation,  negotiation,  execution,  and delivery  of  this  Agreement  and the  other  Transaction  Documents,  the performance of their respective  obligations under this Agreement,  and the consummation of the transactions contemplated under this Agreement.

     8.18 Rules of Construction.

          (a) Representation By Counsel.  Each of the Parties  acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said  independent counsel.  Each  Party  and  its  counsel  cooperated  in the  drafting  and preparation  of  this  Agreement  and  the  documents  referred  to in this
     Agreement,  and any and all  drafts  relating  to this  Agreement  shall be deemed the work product of the Parties and may not be construed against any
     Party by reason  of its  preparation.  Accordingly,  any rule of law or any legal decision that would require interpretation of any ambiguities in this
     Agreement  against any Party that  drafted it is of no  application  and is expressly waived.

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (b) Limited  Purpose of  Disclosure  Schedule.  The  inclusion  of any information  in the  National  Disclosure  Schedule  shall not be deemed an admission or  acknowledgment,  in and of itself and solely by virtue of the inclusion  of  such  information  in the  SEC  Documents  or  the  National
     Disclosure Schedule,  that such information is required to be listed in the
     SEC  Documents or the National  Disclosure  Schedule or that such items are material to National.  The headings,  if any, of the individual sections of the National  Disclosure  Schedule are  inserted for  convenience  only and shall  not be  deemed  to  constitute  a part  thereof  or a part  of  this
     Agreement.  The  National  Disclosure  Schedule  is  arranged  in  sections corresponding to those contained in Article III merely for convenience, and the  disclosure  of an  item  in one  Section  of the  National  Disclosure
     Schedule as an exception to a particular  representation  or warranty shall be deemed  adequately  disclosed as an exception  with respect to all other representations  or warranties  contained in Article III to the extent that the  relevance  of such  item  to such  representations  or  warranties  is reasonably apparent on the face of such item,  notwithstanding the presence or absence of an appropriate  Section of the National  Disclosure  Schedule with respect to such other  representations  or  warranties  or a reference thereto in either the  National  Disclosure  Schedule or in the  particular representation or warranty in Article III.

          (c) Dollar Amounts Not An Admission of Materiality.  The specification of any dollar amount in the  representations and warranties or otherwise in this Agreement or in the SEC Documents or the National  Disclosure Schedule
     is  not   intended   and  shall  not  be  deemed  to  be  an  admission  or
     acknowledgment  of the materiality of those amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation,  item or matter (whether or not described herein or included  in any  schedule)  is or is not  material  for  purposes  of this
     Agreement  (other  than with  respect to any  representation,  warranty  or provision of this Agreement in which such specification occurs).

          (d) U.S.  Dollar.  The term "dollar,"  "U.S.  Dollar,"  "United States dollar," "$," "USD" and like expressions means United States dollars or (as relevant) an equivalent  amount in another  currency.  For purposes of this
     Agreement, any debt, amount,  liability, or obligation that is expressed in a foreign  currency  pursuant to the  underlying  agreement or  transaction shall be converted into United States dollars:

               (i)  pursuant  to  the  terms  of  the  underlying  agreement  or transaction if such conversion is expressly addressed thereby; or

               (ii) if clause  (i) is not  applicable  based on the 12 noon rate for customs purposes as quoted by the Federal Reserve Bank of New York on the last  Business Day that is  immediately  prior to the date that the  determination of such conversion is required under this Agreement or any successor rate quoted by the Federal Reserve Bank of New York.

          (e) Buyer  Disclosure  Schedule Not  Admission.  The  inclusion of any information  in the  Buyer  Disclosure  Schedule  shall  not be  deemed  an admission or  acknowledgment,  in and of itself and solely by virtue of the inclusion of such information in the Buyer Disclosure  Schedule,  that such information  is required to be listed in the Buyer  Disclosure  Schedule or that such  items  are  material  to Buyer.  The  headings,  if any,  of the individual Sections of each of the Buyer Disclosure  Schedules are inserted for  convenience  only and shall not be deemed to constitute a part thereof or a part of this Agreement.  The Buyer Disclosure

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     Schedule  is  arranged  in Sections  corresponding  to those  contained  in
     Article IV merely for  convenience,  and the  disclosure  of an item in one
     Section of the Buyer  Disclosure  Schedule as an  exception to a particular representation  or  warranty  shall be deemed  adequately  disclosed  as an exception with respect to all other representations or warranties contained in  Article  IV to the  extent  that  the  relevance  of such  item to such representations  or warranties  is reasonably  apparent on the face of such item,  notwithstanding the presence or absence of an appropriate Section of the Buyer Disclosure Schedule with respect to such other representations or warranties or a reference  thereto in either the Buyer Disclosure  Schedule or in the particular representation or warranty in Article IV.

     8.19 Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the  provisions  of this  Agreement  were not performed in accordance  with  their  specific  terms  on a timely  basis  or were  otherwise breached.  It is  accordingly  agreed that the  Parties  shall be entitled to an injunction or other equitable  relief to prevent  breaches of this Agreement and to enforce  specifically the terms and provisions of this Agreement in any court identified in Section 8.14,  this being in addition to any other remedy to which they are entitled at law or in equity.

     8.20  Release.  Effective  as of  immediately  prior to the  Closing  Time,
National, for itself and on behalf of its Subsidiaries,  members, successors and assigns, fully and unconditionally releases,  acquits and forever discharges all
Sellers (including all members, managers, officers,  directors, and employees of
Sellers holding such position at any time prior to the Closing Time),  managers, members,  employees and officers of National and its  Subsidiaries  holding such position  at any time  prior to the  Closing  Time  from any and all  manner  of actions,  causes of  actions,  claims,  obligations,  demands,  damages,  costs, expenses,  compensation,  or other relief, whether known or unknown,  whether in law or equity, arising out of or relating to or accruing from their relationship with National or its  Subsidiaries  other than with respect to any act of actual fraud by such individual or their  respective  obligations  under this Agreement and the other Transaction  Documents.  The Sellers agree that the limitations on liability found in the  exculpations  provisions of the current National Limited
Liability Company Agreement will continue to apply after the effective date with regard to any claims  among  Sellers  and any of the Persons  identified  in the exculpation provisions.

     8.21 Federal Income Tax Matters.

          (a) The Parties agree that Buyer's purchase of the National  Interests will result in a  termination  of National for Federal  income tax purposes under Code Section 708.  Sellers shall prepare and file  National's  income
     Tax Returns, to the extent not filed prior to the Closing,  for all taxable periods  through the Closing,  including,  without  limitation  the taxable period  January 1, 2008  through the  Closing.  Such Tax  Returns  shall be prepared  in  accordance  with  revenue  ruling  99-6,  1999-1 CB 432 where applicable.  Sellers shall be responsible for all income Taxes with respect to such taxable  periods  (whether or not  reflected on such tax  returns).
     Buyer shall  prepare and file all other Tax Returns for  National and shall be responsible for all other Taxes of National for all periods.

          (b) After the Closing,  the Parties shall (i) provide, and shall cause each of their  Affiliates  to  provide,  to the  other  Parties  and  their
     Affiliates  (at the  expense  of the

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NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     requesting Party) such information  relating to National as the Parties may reasonably request with respect to Tax matters and (ii) cooperate with each other in the conduct of any audit or other  proceeding  with respect to any
     Tax relating to National for each taxable period or portion  thereof ending on or prior to the  Closing  Date until the  expiration  of the  applicable statute of  limitations  taking  into  account  any and all  extensions  or waivers.

          (c) If Buyer or any of its Affiliates  (including  National)  receives any written  notice from any taxing  authority  proposing any adjustment to any  income  tax return  relating  to any period  ending on or prior to the
     Closing Date,  Buyer shall provide  Sellers prompt written notice  thereof.
     Sellers shall have the right to control any audit at their own expense with respect to each taxable period or portion thereof ending on or prior to the
     Closing Date for which a Seller has  financial  responsibility  pursuant to this  Agreement  or by law,  and Buyer  shall have the right to control all audits not  controlled by Seller at its expense;  provided,  however,  that neither Buyer nor Sellers (or their respective Affiliates) shall have right to take a position that would have a Material  Adverse  Effect on the other
     Party or Parties  without the written  consent of such Party (which consent shall not be unreasonably withheld).

          (d) Notwithstanding  anything in this Agreement to the contrary,  upon completion  of the Federal,  state and local  income tax returns  described above,  National shall make a tax  distribution to each Seller in an amount equal to forty-two percent (42%) of the National taxable income reported on the Tax Returns  described in Section  8.21(a) and allocated to such Seller reduced by any prior tax distributions  made to such Seller with respect to such income  under the  National  Limited  Liability  Company  Agreement in
     effect prior to the Closing Date.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLERS:                       U.S. PREMIUM BEEF, LLC

                                   By: /s/ Steven D. Hunt
                                       -----------------------------------------
                                        Name: Steven D. Hunt
                                              ----------------------------------
                                        Title:  CEO
                                               ---------------------------------

                                   FRENCH BASIN LAND & CATTLE CO., LLC

                                   By:  /s/ John R. Miller
                                       -----------------------------------------
                                        Name: John R. Miller
                                              ----------------------------------
                                        Title:  Manager
                                               ---------------------------------

                                   TKK INVESTMENTS, LLC

                                   By: /s/ Timothy M. Klein
                                       -----------------------------------------
                                        Name:  Timothy M. Klein
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------

                                   TMKCo, LLC

                                   By: /s/ Timothy M. Klein
                                       -----------------------------------------
                                        Name:  Timothy M. Klein
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------

                                   S-B ENTERPRISES V, LLC

                                   By: /s/ Scott H. Smith
                                       -----------------------------------------
                                        Name:  Scott H. Smith
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------

                                      S-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                       /s/ John R. Miller
                                   ---------------------------------------------
                                   JOHN R. MILLER

                                      /s/ Timothy M. Klein
                                   ---------------------------------------------
                                   TIMOTHY M. KLEIN

                                   NBPCO HOLDINGS, LLC

                                   By: /s/ Eldon Roth
                                       -----------------------------------------
                                        Name:  Eldon Roth
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

BUYER:                             JBS S.A.

                                   By: /s/ Wesley M. Batista
                                       -----------------------------------------
                                        Name:  Wesley M. Batista
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

NATIONAL:                          NATIONAL BEEF PACKING COMPANY, LLC

                                   By: /s/ John R. Miller
                                       -----------------------------------------
                                        Name: John R. Miller
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

                                      S-2

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT A
                                  DEFINED TERMS

     As used in the Membership Interest Purchase Agreement to which this Exhibit
A is attached and  incorporated by reference  therein,  the following terms will have the meanings specified:

     "Acquisition Proposal" has the meaning set forth in Section 5.13.

     "Act of God" means an act  occasioned  exclusively  by  violence  of nature without interference by any human agency such as tornado,  earthquake,  fire, or flood caused exclusively by nature.

     "Advisory Board" has the meaning set forth in Section 5.15.

     "Affiliate" of a Person means a Person that directly or indirectly, through one or more  intermediaries,  controls,  is  controlled  by, or is under  common control with, the first mentioned Person.

     "Agreement" has the meaning set forth in the Introduction.

     "Antitrust Laws" has the meaning set forth in Section 5.10(d).

     "Applicable Laws" means all applicable federal, state, provincial, local or foreign laws, statutes, rules, regulations,  ordinances,  directives, judgments, order  (judicial  or  administrative),  decrees,  injunctions  and  writs of any
Governmental Entity or any similar provisions having the force or effect of law.

     "BPI" means Beef Products, Inc.

     "Business Day" means any day other than: (a) a Saturday,  Sunday or federal holiday  or (b) a day on  which  commercial  banks  in New  York,  New  York are authorized or required to be closed.

     "Buyer" has the meaning set forth in the Introduction.

     "Buyer Disclosure  Schedule" means that certain disclosure schedule of even date with this Agreement from Buyer to National delivered  concurrently with the execution and delivery of this Agreement.

     "Buyer Stock" means shares of the common stock of Buyer.

     "Buyer Stockholders" has the meaning set forth in Section 5.21.

     "Change  of   Recommendation"   has  the   meaning  set  forth  in  Section
5.13(d)(ii).

     "Claim Period" has the meaning given in Section  8.2(a),  with respect to a claim against any Seller for a breach of any Sellers representations, warranties or certificates and has the

                                  Exhibit A-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     meaning given in Section 8.2(b) with respect to a claim against Sellers for a breach of any National representation, warranties or certificates.

     "Clearance Date" has the meaning set forth in Section 1.4.

     "Closing" means the consummation of the  transactions  contemplated by this
Agreement and the other Transaction Documents.

     "Closing Date" has the meaning set forth in Section 1.4.

     "Closing Time" means the time at which the Closing is effective.

     "Code" means the  Internal  Revenue  Code of 1986,  as amended  (including, where applicable, the Internal Revenue Code of 1954, as amended).

     "Confidentiality  Agreement" means the  confidentiality  agreement  between
Buyer and National signed December 12, 2007.

     "Consent" means any consent, order, approval, authorization or other action of, or any  filing  with or notice  to or other  action  with  respect  to,  any
Governmental  Entity  or any  other  Person  which  is  required  for any of the execution,  delivery or  performance  of the Agreement or any other  Transaction
Document or the  consummation  of transactions  contemplated  hereby or thereby, whether such  requirement  arises pursuant to any Applicable  Laws,  contract or agreement,  including any of the foregoing which is required in order to prevent a breach of or a default under or a termination or  modification of any contract or  agreement,  which  right of breach,  default,  termination  or  modification results  from  the  consummation  of  the  transaction  contemplated  under  the
Agreement.

     "Covered Employees" has the meaning set forth in Section 5.6(a).

     "Credit  Agreement" means the Sixth Amended and Restated Credit  Agreement, by and between  National  and the various  issuers and lenders  parties  thereto dated as of July 25, 2007.

     "Cure Period" has the meaning set forth in Section 7.1(b)(ii).

     "Debt" means, without duplication,  as of immediately prior to the Closing, the aggregate amount of:

          (a) all indebtedness of National and its  Subsidiaries  (including the principal amount thereof or, if applicable,  the accreted amount thereof and the amount of accrued and unpaid  interest  thereon),  whether or not represented by bonds,  debentures,  notes  or  other  securities,  for the  repayment  of money borrowed;

          (b) all deferred indebtedness of National and its Subsidiaries for the payment of the purchase price of property or assets purchased;

                                  Exhibit A-2

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (c) all  obligations of National and its  Subsidiaries  to pay rent or other  payment  amounts  under a lease  of real or  personal  property  which is classified as a capital lease on the face of the latest balance sheet;

          (d) any  outstanding  reimbursement  obligation  of  National  and its
Subsidiaries with respect to letters of credit,  bankers' acceptances or similar facilities  issued for the account of National or a Subsidiary  thereof pursuant to which the applicable bank or similar entity has paid  thereunder  obligations for which National or a Subsidiary thereof is required to repay;

          (e) any payment  obligation of National and its Subsidiaries under any interest  rate swap  agreement,  forward rate  agreement,  interest  rate cap or collar agreement or other financial  agreements or arrangements entered into for the purpose of limiting or managing interest rate risks;

          (f) all  indebtedness  for borrowed money secured by any Lien existing on  property  owned  by  National  or  a  Subsidiary  thereof,  whether  or  not indebtedness secured thereby shall have been assumed;

          (g) all guaranties,  endorsements,  assumptions  and other  contingent obligations of National and its Subsidiaries in respect of, or to purchase or to otherwise  acquire,  indebtedness  for borrowed money of others the repayment of which is guaranteed by National or a Subsidiary thereof; and

          (h) all other short-term and long-term liabilities of National and its
Subsidiaries for borrowed money.

     "Defined Benefit Plan" has the meaning set forth in Section 3.12(a)(iii).

     "Defined   Contribution   Plan"  has  the  meaning  set  forth  in  Section
3.12(a)(iv).

     "DOJ" means the United States Department of Justice.

     "Employee Benefit Plans" has the meaning set forth in Section 3.12(b).

     "Environment"  shall mean  surface or  subsurface  soil or strata,  surface waters and sediments,  navigable waters, groundwater,  drinking water supply and ambient  air.  The term also  includes  indoor air to the extent it is regulated under any environmental and safety requirements.

     "Environmental Laws" has the meaning set forth in Section 3.15(i).

     "Environmental  Site  Assessments"  means  assessment  of real property and improvements  in  accordance  with  recognized  standards  such  as  that of the
American Standards for Testing and Materials.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended.

     "Financial Statements" has the meaning set forth in Section 3.5(a).

                                  Exhibit A-3

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     "Financing Approval Date" has the meaning set forth in Section 7.1(c).

     "Financing Representation" has the meaning set forth in Section 7.1(c).

     "FTC" means the United States Federal Trade Commission.

     "GAAP"  means  United  States  generally  accepted  accounting  principles, applied on a consistent basis.

     "Governmental  Entity"  means  any  government,   governmental  department,
commission  (including industrial  development board authority),  board, bureau, agency,  court legislative branch or other  instrumentality,  whether foreign or domestic, of any country, nation, republic,  federation or similar entity or any state, province, county, parish or municipality, jurisdiction or other political subdivision thereof.

     "Hazardous Materials" has the meaning set forth in Section 3.15(j).

     "HSR Act" has the meaning set forth in Section 3.4(b)(i).

     "Indemnified National Parties" has the meaning set forth in Section 5.8(a).

     "Initial Date" means the date in Section 3.15(k).

     "Intellectual Property" has the meaning set forth in Section 3.10(b).

     "JBS Stock Payment Amount" has the meaning set forth in Section 1.3.

     "JBS Stock Price" has the meaning set forth in Section 1.3.

     "Knowledge" (and any derivation thereof,  whether or not capitalized) means only the current,  actual  knowledge  and  awareness  (and shall not include any deemed or constructive  knowledge or awareness) of the individuals  specified in clause (a) or (b) below,  as the case may be: (a) in the case of Buyer,  Joesley
Mendonca Batista, Wesley Mendonca Batista, Francisco de Assis e Silva and Sergio
Longo,  and (b) in the case of National,  John R. Miller,  Timothy M. Klein, Jay
Nielsen and Scott Smith.

     "Latest  Balance Sheet" means the unaudited  consolidated  balance sheet of
National dated as of November 24, 2007.

     "Lien"  means any  mortgage,  pledge,  hypothecation,  lien  (statutory  or
otherwise),   preference,  priority,  security  agreement,  easement,  covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional  sale or  other  title  retention  agreement  and any  lease  having substantially  the same effect as any of the  foregoing  and any  assignment  or deposit arrangement in the nature of a security device).

     "Losses" has the meaning set forth in Section 8.1(c).

     "Management  Agreement"  is the  employment  agreement  that is attached as
Exhibit H to this Agreement.

                                  Exhibit A-4

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     "Material  Adverse Effect" means a Material Adverse Effect or change in the business,  operations,  financial condition or results of operations of National and its Subsidiaries,  taken as a whole; provided, however, that, in determining whether there has been a Material  Adverse Effect or whether a Material  Adverse
Effect would occur, this definition shall exclude any Material Adverse Effect to the extent arising out of, attributable to or resulting from:

          (a) any  generally  applicable  change in  Applicable  Laws or GAAP or interpretation of any thereof;

          (b) (i) any public announcement prior to the date of this Agreement of discussions  among the Parties hereto  regarding the  transactions  contemplated hereby,  (ii) the  announcement  of this  Agreement,  (iii) the  pendency of the consummation of the sale or the transactions  contemplated  under this Agreement or (iv) any suit, action or proceeding arising out of or in connection with this
Agreement or the transactions contemplated under this Agreement;

          (c) actions or  inactions  taken by National  or its  Subsidiaries  in accordance with this Agreement;

          (d) change in the  interpretation  or enforcement of Applicable  Laws, which if the changed  enforcement  or  interpretation  of  Applicable  Laws were applied  at  other  facilities  of like  kind  would  have  similar  enforcement consequences;

          (e) changes in conditions  generally affecting the industries in which
National and its Subsidiaries conduct their business, provided that such changes do not have an  adverse  effect  solely  on  National  and its  Subsidiaries  as compared to other similarly situated facilities of like kind and operation;

          (f) general economic, political or financial market conditions,

          (g) any outbreak or  escalation  of  hostilities  (including,  without limitation, any declaration of war by the U.S. Congress) or acts of terrorism;

          (h) the termination after the date of this Agreement of any employee's
or  independent   contractor's   employment   by,  or   independent   contractor
relationship with,  National or any of its Subsidiaries,  or any notice thereof, other than as a result of any breach by National or any of its  Subsidiaries  of the terms of this Agreement;

          (i) the failure of National or any National  Subsidiary  to obtain any consent to any Material Contract set forth in the National  Disclosure  Schedule
6.2(d)  arising out of or in  connection  with this  Agreement  or  transactions contemplated under this Agreement;

          (j) any failure by National to meet internal projections or forecasts;
provided,  that  the  underlying  cause of any such  failure  may be taken  into consideration in making such determination;

          (k)  any  expenses   incurred  in  connection  with  the  negotiation,
documentation  and  execution  of this  Agreement  and the  consummation  of the transaction  contemplated by this Agreement and the other Transaction Documents, including,  as a result of National's entry into,

                                  Exhibit A-5

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

and the payment of any amounts due to, or the  provisions of any other  benefits
(including  benefits  relating to  acceleration  of Options) to, any officers or employees  under  employment  contracts,  non-competition  agreements,  Employee
Benefit Plans, severance,  bonus or retention arrangements or other arrangements in existence as of the date of this Agreement or as disclosed in this Agreement, in each case to the extent that the foregoing as set forth in clause;

          (l) Do not  constitute  a  breach  of  any  representation,  warranty, covenant or agreement set forth in this Agreement; and

          (m) The closure,  ban or curtailment by any Governmental Entity of the importation,  exportation or sale of beef, beef products,  pork or pork products provided that such changes do not have an adverse  effect solely on National and its Subsidiaries as compared to other similarly situated facilities of like kind and operation.

     "Material Contract" means:

          (a) each contract or agreement  having an unexpired  term of more than one year and that is executory in whole or in part and involves  performance  of services or delivery of goods or materials by National or any Subsidiary thereof of an amount or value in excess of $500,000;

          (b) each contract or agreement  having an unexpired  term of more than one year and that is  executory  in whole or in part and was not entered into in the ordinary  course of business and that involves  expenditures  or receipts of
National or any Subsidiary thereof in excess of $500,000;

          (c)  each  lease,  rental  or  occupancy  agreement,  installment  and conditional  sale agreement,  and any other contract or agreement  affecting the ownership  of,  leasing of, title to or use of any real  property  other than an agreement  the  unexpired  term  of  which  is  less  than  three  months  or  a month-to-month arrangement;

          (d) each material  licensing  agreement or other contract or agreement with respect to patents, trademarks,  copyrights or other Intellectual Property, including  Material  Contracts or agreements  with current or former  employees, consultants or contractors  regarding the appropriation or the non-disclosure of any Intellectual Property;

          (e) each collective  bargaining  agreement,  including  amendments and side letter  agreements  thereto,  and any other  contract or agreement with any labor union or other employee representative of a group of employees;

          (f) each joint  venture,  partnership,  franchise,  joint research and development  and joint  marketing  agreement  or any other  similar  contract or agreement  (including  a sharing of profits,  losses,  costs or  liabilities  by
National or any Subsidiary thereof with any other Person);

          (g) each contract or agreement  containing  covenants  that in any way purport to materially  restrict or prohibit the business activity of National or any  Subsidiary  thereof or limit the  freedom  of  National  or any  Subsidiary thereof to engage in any line of business or to compete with any Person;

                                  Exhibit A-6

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (h) each contract or agreement with any  consultant,  advisor,  agent, employee,  or affiliate of National or any Subsidiary  thereof providing for the payment of more than $500,000 and having a term of more than one year; and

          (i) any indenture,  mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money,  for a line of credit or for any capital leases having a value in excess of $5,000,000.

     In no event  shall a  Material  Contract  include  an  Ordinary  Course  of
Business Contract.

     "Material Losses" has the meaning set forth in Section 8.1.

     "National  Disclosure  Schedule" means that certain disclosure  schedule of even date with this Agreement from National to Buyer delivered concurrently with the execution and delivery of this Agreement. For purposes of the agreement, the
National  Disclosure  Schedule  shall  be  deemed  to  include  all  information disclosed  in the National  SEC  Documents  filed with the SEC for the 12 months prior  to the  date  of this  Agreement  with  respect  to  information  that is reasonably  apparent on its face relevant to the  representations and warranties contained in Article III,  excluding any  disclosures  contained  therein in any risk factor Section,  in any Section  relating to forward looking  statements or any other  disclosures  to the extent that they are  cautionary,  predictive  or forward looking in nature.

     "National Interest" means, with respect to a member of National, the entire interest of such member, as a member, in National.

     "National Permits" has the meaning set forth in Section 3.14(a)(ii).

     "National SEC Documents" has the meaning set forth in Section 3.13.

     "Ordinary Course of Business Contracts" means contracts and agreements used in the beef processing industry such as:

          (a) contracts or agreements  for routine  maintenance  of the personal property or real property of National or any of its Subsidiaries;

          (b) any trade discount or rebate  program  implemented in the ordinary course of National or any of its Subsidiaries' business;

          (c) normal and routine open purchase  orders or agreements for (i) the purchase of raw  materials or supplies  used in the  manufacture  of products of
National or any of its Subsidiaries or (ii) services provided to National or any of its Subsidiaries;

          (d)  agreements  (on  customer  form  documents),   including,  vendor
agreements,   continuing  product   guarantees,   policy  letters,   promotional
agreements,  data access agreements and electronic data interchange  agreements, with customers that purchase products from National or any;

          (e) Normal and routine commodity hedging contracts; and

                                  Exhibit A-7

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (f)  any  other  agreement  entered  into  in  the  course  of  normal day-to-day  operations  consistent with past practices of National or any of its
Subsidiaries.

     "Owned Real Property" has the meaning set forth in Section 3.7(a).

     "Party" and "Parties" has the meaning given in the Introduction.

     "Permitted Encumbrances" means:

          (a) statutory Liens for current Taxes not yet due and payable or being contested  in good  faith by  appropriate  proceedings  and for which  there are adequate reserves on the books of a Person;

          (b)  mechanics',  carriers',  workers',  repairers'  and other similar liens imposed by law arising or incurred in the ordinary  course of business for obligations  that are (i) not overdue or (ii) being  contested  in good faith by appropriate  proceedings and for which there are adequate  reserves on the books of a Person;

          (c) in the  case of  leases  of  vehicles,  rolling  stock  and  other personal  property,  encumbrances that do not materially impair the operation of the  business at the facility at which such leased  equipment or other  personal property is located;

          (d) other  immaterial  Liens that were not incurred in connection with the borrowing of money or the advance of credit and that do not  interfere  with the conduct of the business conducted by National and its Subsidiaries;

          (e) Liens on leases of real  property  arising from the  provisions of such leases;

          (f) pledges or  deposits  made in the  ordinary  course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (g) deposits to secure the performance of bids,  contracts (other than for borrowed money),  leases,  statutory  obligations,  surety and appeal bonds, performance  bonds  and  other  obligations  of a like  nature  incurred  in the ordinary course of business;

          (h) zoning  regulations  and  restrictive  covenants  and easements of record  that do not  detract  in any  material  respect  from  the  value of the property and do not  materially and adversely  affect,  impair or interfere with the use of any property affected thereby;

          (i) public utility easements of record, in customary form;

          (j) Liens not otherwise included as Permitted Encumbrances that are of record as of the date of this Agreement as shown in the Title Reports;

          (k)  Liens  securing  all or any  portion  of the  existing  Debt  and additional Debt which may be incurred without breach of this Agreement; and

                                  Exhibit A-8

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          (l)  mortgages,  deeds of trust and other  security  instruments,  and ground leases or  underlying  leases  covering the title,  interest or estate of landlords  with respect to the leased real property and to which the leases with respect to the leased real property are subordinate.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any Governmental Entity, or any other entity.

     "Purchase Price" has the meaning set forth in Section 1.2.

     "Real  Property"  means  the  Owned  Real  Property  and the real  property described on National Disclosure Schedule 3.7(a).

     "Release" has the meaning set forth in Section 3.15(l).

     "Sale" has the meaning set forth in the recitals hereto.

     "Schedules"  means  the  National   Disclosure  Schedule  and  the  Sellers
Disclosure Schedule to this Agreement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Seller's  Portion"  means the  percentage of the Seller's  total  Purchase
Price to the total Purchase Price for all Sellers under Exhibit B.

     "Seller's Purchase Price" has the meaning set forth in Section 1.2.

     "Sellers" has the meaning set forth in the preamble to this Agreement.

     "Sellers  Disclosure   Schedule"  means  the  Sellers  disclosure  schedule
referenced in Section 2.1 of this Agreement.

     "Sellers JBS Stock" has the meaning set forth in Section 1.3.

     "Sellers Obligation Amount" has the meaning set forth in Section 8.1(e).

     "Subsidiary"  of a Person  means any  corporation  or other legal entity of which such Person (either alone or through or together with any other Subsidiary or  Subsidiaries) is the general partner or managing entity or of which at least a  majority  of the stock or other  equity  interests  the  holders of which are generally  entitled to vote for the election of the Board of Directors or others performing  similar  functions  of such  corporation  or other  legal  entity is directly or  indirectly  owned or  controlled  by such Person  (either  alone or through or together with any other Subsidiary or Subsidiaries).

     "Superior Proposal" has the meaning set forth in Section 5.13(e).

     "Tax" (and,  with  correlative  meaning,  "Taxes",  "Taxable" and "Taxing")
means  any  (a)  federal,  state,  local  or  foreign  income,  gross  receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, registration,  value added, goods and services,

                                  Exhibit A-9

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

capital gains, fringe benefits,  excise,  natural resources,  severance,  stamp, occupation,  premium,  windfall profits,  environmental (including under Section
59a of the Code), customs,  duties, real property, real property gains, personal property,  capital stock, social security,  unemployment,  disability,  payroll, license,  employee or other tax of any kind whatsoever,  including any interest, penalties or additions to tax or additional amounts in respect of the foregoing,
(b) liability of any Person for the payment of any amounts of the type described in clause (a)  arising  as a result of being (or  ceasing to be) a member of any
"affiliated  group" (as that term is defined in Section  1504(a) of the Code) or any combined, consolidated or unitary group under any similar provision of state or local law (or being  included in any tax return  relating  thereto),  and (c)
liability for the payment of any amounts of the type  described in clause (a) or
(b) as a result of any express or implied  obligation  to indemnify or otherwise assume or succeed to the liability of any other Person.

     "Tax Return"  means any return,  declaration,  report,  claim for refund or credit,  information  return  or  other  document'  (including  any  related  or supporting  schedules,  statements or information) filed or required to be filed in connection  with the  determination  assessment or collection of taxes or the administration  of any  Applicable  Law  relating  to any  taxes  including  any amendment thereof.

     "Termination Date" has the meaning set forth in Section 7.1(i).

     "Termination Fee" has the meaning set forth in Section 7.3.

     "Title Reports" has the meaning set forth in Section 3.7(a).

     "Transaction  Documents"  means this  Agreement  and each other  agreement, document,  certificate or instrument  referred to herein or therein or delivered pursuant hereto or thereto.

     "WARN Act" means the Worker  Adjustment and Retraining  Notification Act of
1982.

                                  Exhibit A-10

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                   EXHIBIT B

------------- -------------------------------------------------------- -----------------------------------------------

   Seller                  National Interests To Be Sold                          Sellers' Purchase Price
------------- -------------------------------------------------------- -----------------------------------------------

                 Class A       Class B-1     Class B-2      Class C         Cash         JBS Stock         Total
                  Units          Units         Units         Units
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

USPB           94,680,681     10,664,475                                $261,128,788    $65,282,197     $326,410,985
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

NBPCO          31,553,956      3,810,044                                $ 91,474,472    $22,868,618     $114,343,090
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

French                         2,247,619                                $ 48,838,919                    $ 48,838,919
Basin
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

Miller          6,057,143                      609,524       609,524    $ 19,301,600                    $ 19,301,600
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

TKK                            1,123,810                                $ 19,535,576    $ 4,883,894     $ 24,419,470
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

Klein           3,028,571                                    304,762    $  2,666,666    $   666,667     $  3,333,333
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

S-B             1,514,286        714,286                                $ 17,035,136                    $ 17,035,136
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

TMK                                            304,762                  $  5,053,974    $ 1,263,493     $  6,317,467
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

Total         136,834,637     18,560,234       914,286       914,286    $465,035,131    $94,964,869     $560,000,000
------------- -------------- -------------- ------------- ------------ --------------- --------------- ---------------

                                  Exhibit B-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT C

                                   [RESERVED]

                                  Exhibit C-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT D

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                       NATIONAL BEEF PACKING COMPANY, LLC

     This  amended  and  restated  limited  liability  company  agreement  (this
"agreement") of National Beef Packing Company, LLC is entered into as of the ___
day of _________, 2008 by [to be designated by JBS S.A. At or prior to Closing], as its sole member (the "member").

     The  member  has  formed a limited  liability  company  pursuant  to and in accordance  with the Delaware  limited  liability  company act (the  "act"),  as amended from time to time (title 6, del.  Code ss. 18 101, et seq.),  and hereby agrees as follows:

     1. Name. The name of the limited liability company is National Beef Packing
Company, LLC (the "Company").

     2.  Purpose.  The Company is formed for the sole purpose of, and the nature of the business to be conducted  and promoted by the Company is to engage in any and all activities which are consistent with those set forth in the act.

     3.  Formation  of the  Company.  The  Company was formed as the result of a statutory  conversion of farmland  National Beef Packing  Company,  L.P.,  under
Section  18-214 of the act and Section  17-219 of the Delaware  Revised  Uniform
Limited Partnership Act, as of August 6, 2003.

     4. Registered Office. The initial registered office of the Company shall be located  [________________].  At any time,  the  member  may  designate  another registered  office of the Company or may relocate the  registered  office of the
Company.

     5. Registered  Agent.  The name and address of the registered  agent of the
Company  for  service  of process on the  Company  in the State of  Delaware  is
[___________________].  At any time, the Member may designate another registered agent of the Company.

     6. Member.  The name and the business,  residence or mailing address of the
Member is as follows:

         Name                                      Address

         [to be designated by JBS S.A.             [_____________________]
         at or prior to Closing]

     7. Powers.  The business and affairs of the Company shall be managed by the
Member.  The Member  shall have the power and  authority  to do any and all acts necessary or  convenient  to or for the  furtherance  of the purposes  described herein, including all powers and authorities,  statutory or otherwise, possessed by  members  of  limited  liability  companies  under  the laws of the  State of
Delaware.

                                  Exhibit D-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     8. Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the  following:  (a) the  written  consent  of the
Member,  (b)  the  death,  retirement,  resignation,  expulsion,  bankruptcy  or dissolution of the Member or the occurrence of any other event which  terminates the  continued  membership  of the Member in the Company,  or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     9. Capital Contributions. The initial capital contribution of the Member is reflected on the books and records of the Company.

     10. Additional Contributions.  No Member is required to make any additional capital contribution to the Company.

     11.  Allocation  of Profits and Losses.  The  Company's  profits and losses shall be allocated 100% to the Member.

     12.  Distributions.  Distributions shall be made to the Member at the times and in the  amounts  determined  by the  member.  Such  distributions  shall  be allocated 100% to the Member.

     13.  Assignments.  The Member may assign,  in whole or in part, its limited liability company interest only to family members or to an affiliate.

     14. Resignation. The Member may not resign from the Company.

     15. Admission of Additional Members.  One (1) or more additional members of the Company may be admitted to the Company with the Consent of the Member.

     16.  Liability of Members.  The Member shall not have any liability for the obligations or liabilities of the Company.

     17.  Governing  Law.  This  Agreement  shall be governed by, and  construed under, the laws of the state of Delaware, all rights and remedies being governed by said laws.

     IN WITNESS WHEREOF, the undersigned,  intending to be legally bound hereby, has duly executed this Agreement as of the date and year first set forth above.

                                       MEMBER:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  Exhibit D-2

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT E

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency  of which are  acknowledged,  U.S.  Premium  Beef,  LLC,  a Delaware limited liability company ("Assignor"), hereby assigns, transfers and conveys to
Assignee, all right, title and interest in and to Assignor's membership interest in National,  consisting of 94,680,681  Class A Units and  10,664,475  Class B-1
Units, pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       U.S. PREMIUM BEEF, LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency  of which are  acknowledged,  NBPCO  Holdings,  LLC, a South  Dakota limited liability company ("Assignor"), hereby assigns, transfers and conveys to
Assignee, all right, title and interest in and to Assignor's membership interest in National,  consisting  of 31,553,956  Class A Units And  3,810,044  Class B-1
Units, pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       NBPCO HOLDINGS, LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-2

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency of which are acknowledged,  French Basin Land And Cattle Co., LLC, a
Utah limited  liability  company  ("Assignor"),  hereby  assigns,  transfers and conveys  to  Assignee,  all  right,  title  and  interest  in and to  Assignor's membership  interest  in  National,  consisting  of  2,247,619  Class B-1 Units, pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       FRENCH BASIN LAND AND CATTLE CO., LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-3

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and
sufficiency  of  which  are   acknowledged,   John  R.  Miller,   an  individual
("Assignor"),  hereby  assigns,  transfers  and conveys to Assignee,  all right, title  and  interest  in and to  Assignor's  membership  interest  in  National, consisting of 6,057,143 Class A Units, 609,524 Class B-2 units and 609,524 Class
C Units pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       JOHN R. MILLER

                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-4

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency of which are acknowledged,  TKK Investments, LLC, a Missouri limited liability  company  ("Assignor"),  hereby  assigns,  transfers  and  conveys  to
Assignee, all right, title and interest in and to Assignor's membership interest in National,  consisting of 1,123,810 Class B-1 Units,  pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       TKK Investments, LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-5

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and
sufficiency  of  which  are  acknowledged,   Timothy  M.  Klein,  an  individual
("Assignor"),  hereby  assigns,  transfers  and conveys to Assignee,  all right, title  and  interest  in and to  Assignor's  membership  interest  in  National, consisting of 3,028,571 Class A Units and 304,762 Class C Units, pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       TIMOTHY M. KLEIN

                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-6

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency of which are  acknowledged,  S-B  Enterprises V, LLC, a Utah limited liability  company  ("Assignor"),  hereby  assigns,  transfers  and  conveys  to
Assignee, all right, title and interest in and to Assignor's membership interest in National,  consisting of 1,514,286 Class A Units and 714,286 Class B-1 Units,
pursuant to the terms of the Purchase Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       S-B ENTERPRISES V, LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-7

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     Effective  as of the  closing of the  transactions  contemplated  under the
Membership  Interest Purchase  Agreement (the "Purchase  Agreement") dated as of
February  29,  2008  by and  among  JBS  S.A.,  a  Brazilian  sociedade  anonima
("Assignee"),  National Beef Packing Company,  LLC, a Delaware limited liability company  ("National"),  and the  Sellers  set forth in the  Introduction  of the
Purchase  Agreement,  for good  and  valuable  consideration,  the  receipt  and sufficiency of which are acknowledged,  TMKCo, LLC, a Missouri limited liability company  ("Assignor"),  hereby assigns,  transfers and conveys to Assignee,  all right, title and interest in and to Assignor's  membership interest in National, consisting  of 304,762  Class B-2 units,  pursuant to the terms of the  Purchase
Agreement.

     IN WITNESS  WHEREOF,  Assignor has executed  this  Assignment of Membership
Interest as of the date first written above.

Date:                                  ASSIGNOR:
     -------------------
                                       TMKCo, LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit E-8

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT F

                                   [RESERVED]

                                  Exhibit F-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    EXHIBIT G

                       CATTLE PURCHASE AND SALE AGREEMENT

     THIS CATTLE PURCHASE AND SALE AGREEMENT (this  "agreement") is entered into as of the 29th day of  February,  2008,  by and between  NATIONAL  BEEF  PACKING
COMPANY,  LLC, a Delaware limited liability company ("National  Beef"),  Swift &
Company,  a Delaware  corporation  ("swift beef"), and U.S. PREMIUM BEEF, LLC, a
Delaware limited liability company ("USPB"). National Beef, Swift Beef, and USPB are referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. USPB members are engaged in the production and marketing of cattle;

     B. National  Beef  and  Swift  Beef  (National  Beef  and  Swift  Beef  are
hereinafter referred to as "Beef Co.") are engaged in the business of purchasing and  processing  cattle  and  marketing  beef and  related  products  (the "Beef
Business"); and

     C. Beef Co. desires to purchase cattle from USPB members,  and USPB members desire to sell and deliver  cattle to Beef Co., on the terms and  conditions  in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this
Agreement, the Parties hereto agree as follows:

     1. PURCHASE/SALE OF CATTLE.

          (a)  Purchase  through  USPB.  Upon  and  subject  to  all  terms  and conditions set forth in this  Agreement,  Beef Co. shall during the term of this
Agreement  purchase  through USPB from its  members,  and USPB shall cause to be sold and  delivered  from its  members to Beef Co., on an annual  basis,  a base amount of 735,385 head of cattle per year subject to an annual  mutually  agreed adjustment of plus or minus fifteen percent (15%).

          (b)  Additional  cattle  delivery  rights.  Beef Co. (or other  United
States business  operations of JBS, S.A.) agrees to discuss terms and conditions for USPB to increase cattle  delivery rights through cattle  producers who would deliver to Beef Co. processing facilities.

          (c) Scheduling.  Delivery schedules shall be determined by Beef Co. on a reasonable  basis,  consistent  with all other  provisions of this  Agreement, taking into account operational  practicalities.  Delivery will be to Beef Co.'s
United States beef processing facilities. Upon receipt of a request by Beef Co.,
USPB will forecast USPB's anticipated  deliveries thirty (30) days in advance of any scheduled deliveries to Beef Co.

                                  Exhibit G-1

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     2. PURCHASE PRICE OF CATTLE.

          (a) Grid Pricing Criteria.  The Purchase Price for cattle purchased by
Beef Co. under this  Agreement  shall be an amount  determined  pursuant to Beef
Co's pricing grid for cattle to be  delivered by USPB and USPB  members,  as the pricing  grid may be  modified  or  supplemented  from  time to time by Beef Co.
(provided  that the  pricing  grid  shall in any  event be at all  times no less favorable  than any  other  pricing  grid  being  utilized  by Beef  Co.  and is competitive  with Beef Co.'s major  competitors  for  purchase  of cattle).  For purposes of the pricing  grid,  Beef Co.  shall grade beef  derived  from cattle purchased under this Agreement in accordance with standard industry practice. An example of grid pricing is given on Exhibit A.

          (b) Carcass  Data.  Beef Co.  shall  provide  USPB carcass data on all cattle  delivered  by USPB  members  to Beef  Co.  in a  manner  similar  to the customary  information  provided by National to USPB,  an example of which is in
Exhibit B, or as otherwise agreed to by the Parties.

          3. PAYMENT OF PURCHASE  PRICE.  Cattle  purchased under this Agreement from  USPB  members  shall be paid for by Beef Co. on a finish  and grade  basis consistent  with  standard  industry  practice,  or on any other  basis  that is consistent with any other standard  industry  practice utilized by Beef Co. with respect to cattle  purchased  from third  Parties,  and shall in any event be in accordance with applicable law.

          4. CATTLE QUALITY.  For purposes of this  Agreement,  USPB agrees that
USPB members will not deliver to Beef Co. any cattle that have been condemned by the United States  department of agriculture or any other  regulatory  authority over the Beef Business.

          5.  PERMITS.  USPB  members  shall  provide  Beef Co. with all permits necessary to qualify cattle for interstate shipment, if applicable,  in the same manner as required for other cattle  purchased by Beef Co. each Party  otherwise covenants  with the other Party to perform the  Party's  obligations  under this
Agreement in accordance with all applicable laws.

          6. WEIGHING AND TRANSPORTATION.  All cattle purchased by Beef Co. from
USPB under this Agreement shall be weighed and transported according to standard industry  practice and on the same basis as other  cattle  purchased by Beef Co.
(or as otherwise  mutually  determined  by the Parties  through the pricing grid determination process).

          7. TERM OF AGREEMENT. The term of this Agreement shall commence on the date first  written  above and shall  continue  for a minimum of five (5) years, subject to the following:

          (1) if there is a material breach of any agreement or covenant of USPB contained in this  Agreement,  Beef Co. may give written notice of the breach to
USPB and, if the breach is not cured within a period  ("USPB's  Cure Period") of thirty (30) days  following  the notice of breach by Beef Co. to USPB,  Beef Co.
shall have the right to terminate all rights of USPB under this  Agreement  upon written termination notice to USPB within thirty (30) days following USPB's Cure
Period.  Beef Co. must  continue  to purchase  and pay for cattle as

                                  Exhibit G-2

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

provided in this  Agreement that are delivered by USPB members to Beef Co. for a period of six (6) months  following any notice of  termination  given under this
Section 7(1);

          (2) if there is a material breach of any agreement or covenant of Beef
Co.  contained in this Agreement with respect to USPB, and delivery of cattle by
USPB members to Beef Co., USPB may give written notice of the breach to Beef Co.
and,  if the breach is not cured  within a period  ("Beef Co.  Cure  Period") of thirty (30) days  following  the notice of breach by USPB to Beef Co. or, in the case of a failure  of Beef Co. To make a payment  to USPB or USPB  members,  ten
(10) days  following  the notice of breach by USPB to Beef Co.,  then USPB shall have the right to terminate all  obligations  of USPB and its members under this
Agreement  upon notice to Beef Co.,  provided that the notice of  termination is given by USPB to Beef Co.  within  thirty (30) days  following the Beef Co. Cure
Period.  USPB shall cause its members to continue to deliver  cattle to Beef Co.
for a period of six (6) months following the termination if the USPB members are paid as provided in this Agreement for the cattle delivered;

          (3) if there is a change in control and JBS,  S.A. or an  affiliate is no longer the controlling  owner of any of the processing  facilities where USPB members  deliver  cattle  under this  Agreement,  then USPB may  terminate  this
Agreement by providing  written  notice to Beef Co. USPB shall cause its members to  continue  to  deliver  cattle  to Beef Co.  for a period  of six (6)  months following  the  termination  if the USPB  members  are paid as  provided in this
Agreement for the cattle delivered;

          (4) if, at any time  after  this  Agreement  has been in effect  for a minimum of five (5) years USPB divests  completely of its ownership  interest in
JBS, S.A., this Agreement shall terminate;  provided,  however, that the parties may agree in writing to continue this Agreement under mutually acceptable terms.
USPB shall cause its  members to  continue  to deliver  cattle to Beef Co. for a period of six (6) months following a termination  under this Section 7(4) if the
USPB members are paid as provided in this  Agreement  for the cattle  delivered;
and

          (5)  notwithstanding  the foregoing clauses (1), (2), (3) and (4), the obligation to purchase and pay for cattle and the  obligation to deliver  cattle under this Section 7, and rights of either Party to collect  applicable  damages and to exercise  its  remedies  for failure to  purchase  and deliver  cattle as provided under this Agreement, shall survive any termination of this Agreement.

     8. WARRANTIES.  USPB MAKES NO WARRANTIES  EITHER EXPRESS OR IMPLIED TO BEEF
CO. OTHER THAN AS EXPRESSLY  PROVIDED IN THIS AGREEMENT AND, EXCEPT AS EXPRESSLY
PROVIDED IN THIS  AGREEMENT,  SPECIFICALLY  MAKES NO WARRANTY AS TO ANY SPECIFIC
GRADE OF BEEF TO BE DERIVED  FROM ANY CATTLE  SOLD  UNDER  THIS  AGREEMENT,  AND
DISCLAIMS  ANY  WARRANTIES  OF  MERCHANTABILITY  OR OF FITNESS FOR A  PARTICULAR
PURPOSE.

     9. REMEDIES. If either Party is in default under this Agreement,  the other
Party may exercise any and all rights and remedies  available to the Party under this Agreement,  under any applicable  uniform  commercial code, or otherwise at law or in equity.  The rights and  remedies

                                  Exhibit G-3

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

afforded  to either  Party  under  this  Agreement  shall be  cumulative  and in addition to, and not in limitation  of, any rights and remedies  which the Party may  otherwise  have under  Applicable  Law,  including any  applicable  Uniform
Commercial  Code.  The  exercise  or partial  exercise of any right or remedy of either Party under this Agreement or under  applicable law shall not preclude or prejudice  the further  exercise of that right or remedy or the  exercise of any other  right or remedy of the Party.  No delay or omission on the part of either
Party in exercising any right under this Agreement or otherwise shall operate as a waiver of the right.  A waiver on any one occasion shall not be construed as a bar or waiver of any right or  remedy on any  future  occasion.  Notwithstanding other  provisions  of this Section,  if a force majeure event occurs  precluding
Beef Co. from receiving and/or processing  cattle,  Beef Co. must still purchase cattle  from USPB and its  members  as  provided  under this  Agreement.  Cattle available  for delivery  from USPB and its members  during a force majeure event are defined as "Force Majeure Cattle."  Notwithstanding the foregoing,  Beef Co.
Shall have no obligation to purchase  force majeure  cattle unless the logistics and  financial  components  of  purchasing  such cattle (such as  delivering  to another  plant within a reasonable  distance to the plant  affected by the force majeure  event) would be  substantially  the same to Beef Co. as they would have been without the  occurrence of the force majeure  event.  Beef Co. shall notify
USPB in writing if Beef Co.  will not  purchase  Force  Majeure  Cattle and must offer to purchase  the force  majeure  cattle with the  pricing  adjustments  to compensate Beef Co. for the actual  additional  costs incurred over the purchase without the Force Majeure Event.

     10.  NOTICES.  All notices and other  communications  under this  Agreement shall be in writing and shall be deemed to have been duly given if  delivered by hand,  five (5) days after mailed by certified mail with postage paid and return receipt  requested,  or sent by  facsimile  transmission  to the  Parties at the following  addresses and facsimile  numbers (or at another  address or facsimile number for a Party as the Party shall  designate in a notice  given  pursuant to this Section):

          (a) If to Beef Co., to:

                   Chief Executive Officer
                   1770 Promontory Circle
                   Greeley, Colorado 80634

              with a copy to:

                   General Counsel
                   1770 Promontory Circle
                   Greeley, Colorado 80634

          (b) If to USPB, to:

                   Steven D. Hunt, CEO
                   U.S. Premium Beef, LLC
                   P.O. Box 20103
                   Kansas City, Mo  64195
                   Facsimile:  (816) 713-8810

                                  Exhibit G-4

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

          with a copy to:

                   Stoel Rives LLP
                   Attn:  Mark J. Hanson
                   33 South Sixth Street
                   Suite 4200
                   Minneapolis, MN 55402
                   Facsimile:  (612) 373-8881

     11. ENTIRE AGREEMENT.  This Agreement contains all of the terms agreed upon by the  Parties  with  respect  to the  subject  matter  of this  Agreement  and supersedes all prior agreements of the Parties or their predecessors in interest as to the subject matter of this  Agreement.  This Agreement may not be modified except in writing,  signed by the Parties hereto,  that specifically  references this Agreement.

     12.  ASSIGNMENT.  This  Agreement  may not be assigned by any Party without prior written consent of the other Party.  This Agreement shall be binding upon, and inure to the  benefit  of, the Parties  and their  respective  heirs,  legal
representatives,   successors,   and  permitted  assigns.   Notwithstanding  the
foregoing,  Beef Co may assign this Agreement to any wholly owned  Subsidiary or affiliate without any prior written consent.

     13.  CONSTRUCTION.  This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Kansas.  The Parties agree that if any part,  term or  provision  of this  Agreement  is held by a court  of  competent jurisdiction to be illegal or  unenforceable or in conflict with any controlling state law, the validity of the  remaining  parts,  terms and  provisions of this
Agreement  shall not be affected,  and the rights and obligations of the Parties shall be  construed  and  enforced  as if this  Agreement  did not  contain  the particular  part,  term or provision held to be illegal or  unenforceable  or in conflict with any controlling state law.

                            [signature page follows]

                                  Exhibit G-5

NBP MEMBERS/JBS S.A.                      MEMBERSHIP INTEREST PURCHASE AGREEMENT

     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the
29th day of February, 2008.

                                       NATIONAL BEEF PACKING COMPANY, LLC

                                       By
                                         ---------------------------------------
                                       Title:
                                             -----------------------------------

                                       SWIFT & COMPANY.

                                       By
                                         ---------------------------------------
                                       Title:
                                             -----------------------------------

                                       U.S. PREMIUM BEEF, LLC

                                       By
                                         ---------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit G-6